UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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ImClone Systems Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMCLONE SYSTEMS INCORPORATED
180 Varick Street
New York, NY 10014
(212) 645-1405

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE: Thursday, August 2, 2007
TIME: 2:00 p.m. local time
PLACE: The Helmsley Park Lane Hotel
36 Central Park South
New York, New York 10019

To Our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of ImClone Systems Incorporated (the “Company”) will be held The Helmsley Park Lane Hotel, 36 Central Park South, New York, New York 10019 on Thursday, August 2, 2007 at 2:00 p.m., local time, for the following purposes:

1.                To elect nine persons to the Board of Directors of the Company to serve until their respective successors are elected and qualified.

2.                To vote upon a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year.

3.                Any other matters properly brought before the stockholders at the meeting.

The enclosed proxy statement includes information relating to these proposals. Additional purposes of the Annual Meeting are to receive reports of officers (without taking action thereon) and to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

All stockholders of record as of the close of business on July 6, 2007 are entitled to notice of, and to vote at, the Annual Meeting. At least a majority of the outstanding shares of common stock of the Company present in person or by proxy is required for a quorum. You may vote electronically through the Internet or by telephone. The instructions on your proxy card describe how to use these services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope.

By Order of the Board of Directors

Secretary
Daniel J. O’Connor
New York, New York
July 18, 2007

THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE COMPANY’S ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE AUTHORIZE A PROXY TO VOTE YOUR SHARES BY INTERNET, TELEPHONE OR MAIL. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.

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IMCLONE SYSTEMS INCORPORATED

180 Varick Street
New York, New York 10014

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Company on behalf of the Board of Directors for use at the Company’s Annual Meeting of Stockholders to be held on Thursday, August 2, 2007, at 2:00 p.m., local time, at The Helmsley Park Lane Hotel, 36 Central Park South, New York, New York 10019, and at any postponements or adjournments thereof. The Notice of Annual Meeting, this proxy statement and the accompanying proxy card are first being mailed to stockholders on or about July 18, 2007.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the election of directors and the ratification of the appointment of the Company’s independent registered public accounting firm. In addition, the Company’s management will report on the performance of the Company during fiscal year 2006.

Who may attend the Annual Meeting?

Although the Company encourages you to complete and return the proxy card by mail, or to vote by telephone or via the Internet to ensure that your vote is counted, you may attend the Annual Meeting and vote your shares in person. All stockholders as of July 6, 2007, the record date, or their duly appointed proxies, may attend the Annual Meeting. If you hold your shares in “street name” (that is, through a brokerage firm, bank, or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of July 6, 2007, the record date. In all cases, you must bring a form of personal photo identification. To ensure the availability of adequate space for the Company’s stockholders wishing to attend the Annual Meeting, priority seating will be given to stockholders of record, stockholders who hold their shares in street name and invited guests of management. In addition, each stockholder may bring one guest. In order that seating may be equitably allocated, a stockholder wishing to bring more than one guest must write to the Secretary of the Company in advance of the Annual Meeting and receive written concurrence.

Who is entitled to vote?

Stockholders who own the Company’s common stock at the close of business on July 6, 2007, the record date, are entitled to vote at the Annual Meeting or any postponements or adjournments thereof. Each share of common stock outstanding on July 6, 2007, the record date, is entitled to one vote on each matter to be voted upon at the Annual Meeting.

Pursuant to the Company’s stockholder agreement, dated as of September 19, 2001 (the “Stockholder Agreement”), with Bristol-Myers Squibb Company (“BMS”) and Bristol-Myers Squibb Biologics Company, BMS currently has the right to nominate two directors. BMS and its affiliates currently are required to vote all of their shares of the Company’s common stock in the same proportion as the votes cast by all of the Company’s other stockholders with respect to the election or removal of non-BMS-nominated directors.

What constitutes a quorum?

The presence at the Annual Meeting of a majority of the outstanding shares of common stock of the Company, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. As of May 31, 2007, the Company had 85,798,230 shares of common stock outstanding. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum at the Annual Meeting.

What vote is required to approve each item?

Election of Directors. The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy and entitled to vote is required for the election of directors. This means that the individuals who receive the highest number of votes will be elected as directors, up to the maximum number of directors to be chosen at the Annual Meeting.

Other Items. For each other item, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the item will be required for approval.

Abstentions and broker non-votes will not be voted either in favor of or against any of the proposals. For the election of directors, which requires a plurality of the votes cast, votes withheld from one or more nominees will be excluded entirely from the vote and will have no effect on the outcome. For the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year, which will be decided by the affirmative vote of a majority of the votes cast either in person or by proxy, abstentions will be counted for purposes of determining the number of votes cast on each proposal and will have the same effect as negative votes, but broker non-votes will not be counted as entitled to vote.

How do I vote?

You may vote in the following ways:

(a) In person:   The Company will pass out written ballots to anyone who wants to vote in person at the Annual Meeting. However, if you hold your shares in street name, you must request a proxy card from your broker in order to vote at the Annual Meeting. Holding shares in “street name” means that you hold them through a brokerage firm, bank, or other nominee and, therefore, the shares are not held in your individual name in the records maintained by our transfer agent, Computershare Investor Services, but instead are held in the name of your brokerage firm, bank, or other nominee.

(b) By mail:   Please complete and sign your proxy card and return it to the Company by mail in the enclosed pre-addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If an additional proposal comes up for a vote at the Annual Meeting that is not on the proxy card, your shares will be voted in the best judgment of the Company’s authorized proxies, Ana I. Stancic , Daniel J. O’Connor and Michael P. Bailey.

If you do not mark your voting instructions on the proxy card, your shares will be voted as follows:

•       FOR approval of the nine nominated directors; and

•       FOR ratification of KPMG LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year.

(c) By telephone:   Call the toll-free telephone number on your proxy card to vote by telephone. You must have a touch-tone telephone to use this option. You will need to follow the instructions on your proxy card and the voice prompts.

(d) Via the Internet:   Go to the website listed on your proxy card to vote via the Internet. You will need to follow the instructions on your proxy card and the website.

Telephone and Internet voting options are available 24 hours a day, seven days a week. When prompted, you will need to enter the control number shown on your proxy card. You will then be able to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone or via the Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. The telephone and Internet voting procedures, including the use of control numbers found on the proxy cards, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares of common stock and to confirm that their instructions have been properly recorded. If you vote by telephone or via the Internet, you do not need to return your proxy card.

If you hold your shares in street name, you may vote by telephone or via the Internet only if your broker or nominee makes these methods available, in which case the broker or nominee will enclose the instructions with this proxy statement.

What if I am a beneficial owner rather than a holder of record?

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your broker or nominee, who is considered to be the holder of record with respect to your shares. As the beneficial owner, you have the right to direct your broker or nominee as to how to vote by filling out the voting instruction form provided by your broker or nominee. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are also invited to attend the Annual Meeting, but you must obtain a legal proxy from the holder of record of your shares in order to vote in person at the Annual Meeting.

If I hold my shares in a brokerage account and do not return voting instructions, will my shares be voted?

If your shares are held in street name, your broker or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers who have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes on routine matters, such as the election of directors and ratification of the appointment of the independent registered public accounting firm, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters without such voting instructions, such as the approval of stock incentive plans. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

Can I change my vote after I return my proxy?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing a notice of revocation or an executed proxy card bearing a later date with the Secretary of the Company at the Company’s principal executive offices at 180 Varick Street, New York, New York 10014. You may also change or revoke your proxy by telephone or via the Internet at any time before the Annual Meeting in accordance with the instructions on the enclosed proxy card. The proxy also can be revoked if you attend the Annual Meeting in person and give notice of your intention to vote at the Annual Meeting. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

Who pays for this proxy solicitation?

The Company pays for this proxy solicitation. In addition to sending you these materials, certain of the Company’s employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for contacting you. In addition, the Company has retained Innisfree M&A Incorporated to assist the Company in soliciting your proxy and the proxies of other stockholders for a fee of $8,000 plus reasonable out-of-pocket expenses.

BENEFICIAL OWNERSHIP OF PRINCIPAL HOLDERS, DIRECTORS AND
EXECUTIVE OFFICERS

Principal Holders

The following table shows the amount of the Company’s common stock beneficially owned by each person or group who is known by the Company, in reliance on Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”), to beneficially own more than 5% of the Company’s outstanding shares of common stock. In general, “beneficial ownership” refers to shares that an individual or entity has the power to vote or dispose of and stock options that are exercisable within 60 days thereafter. Unless otherwise indicated below or in the applicable Schedule 13D or 13G filing, each person named below holds sole investment and voting power, other than the powers that may be shared with the person’s spouse under applicable law.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)(2)
Bristol-Myers Squibb Company(3)	14,392,003	16.58%
345 Park Avenue
New York, NY 10154
Capital Group International, Inc.(4)	11,715,070	13.50%
11100 Santa Monica Boulevard
Los Angeles, CA 90025
Carl C. Icahn and affiliates(5)	11,690,188	13.47%
c/o Icahn Associates Corp.
767 Fifth Avenue, Suite 4700
New York, NY 10153
ClearBridge Advisors, LLC, ClearBridge Asset Management, Inc. and Smith Barney Fund Management LLC, as a group(6)	9,513,224	10.96%
399 Park Avenue
New York, NY 10022

(1)          The percentage of voting stock owned by each stockholder or group is calculated by dividing: (1) the number of shares deemed to be beneficially held by such stockholder or group as of May 31, 2007, as determined in accordance with Rule 13d-3 under the Exchange Act of 1934 (the “Exchange Act”); by (2) the sum of (A) 85,798,230, which is the number of shares of common stock outstanding as of May 31, 2007; plus (B) the number of shares of common stock issuable upon the exercise of options and other derivative securities, if any, exercisable as of May 31, 2007 and 60 days thereafter held by the stockholder or group.

(2)          The stockholder’s percentage of beneficial ownership of the class is current as of May 31, 2007 and therefore may not reflect the percentage reported in the stockholder’s latest Schedule 13G or Schedule 13D filing filed prior to May 31, 2007.

(3)          This information is furnished in reliance on Amendment No. 3 to the stockholder’s Schedule 13D filed with the SEC on February 1, 2006.

(4)          This information is furnished in reliance on Amendment No. 2 to the stockholder’s Schedule 13G filed with the SEC on February 12, 2007. The foregoing Schedule 13G reflects beneficial ownership of Capital Guardian Trust Company in the amount of 8,319,870 shares of common stock, or 9.59% of the

Company’s common stock as of May 31, 2007. See the Schedule 13G filing for certain disclaimers of beneficial ownership.

(5)          This information is furnished in reliance on Amendment No. 5 to the stockholder’s Schedule 13D filed with the SEC on September 28, 2006. The foregoing Schedule 13D reflects beneficial ownership of Barberry Corp, together with its affiliates Hopper Investments LLC and High River Limited Partnership, in the amount of 7,105,934 shares of common stock, or 8.19% of the Company’s common stock as of May 31, 2007 (inclusive of amounts held by Hopper Investments LLC and High River Limited Partnership). Such Schedule 13D also reflects beneficial ownership of American Real Estate Holdings Limited Partnership, together with its affiliates American Real Estate Partners L.P, American Property Investors, Inc. and Beckton Corp., in the amount of 4,563,610 shares of common stock, or 5.26% of Company’s common stock as of May 31, 2007. See the Schedule 13D filing for certain disclaimers of beneficial ownership. In addition to the 11,685,188 shares described in such Schedule 13D, Mr. Icahn beneficially owns 5,000 shares issuable upon the exercise of options exercisable as of July 30, 2007.

(6)          This information is furnished in reliance on Amendment No. 2 to the stockholders’ Schedule 13G filed with the SEC on February 8, 2007. The foregoing Schedule 13G includes beneficial ownership of Legg Mason Partners Aggressive Growth Fund, Inc., an investment company registered under the Investment Company Act of 1940 and managed by ClearBridge Advisors, LLC, in the amount of 4,600,000 shares of common stock, or 5.30% of the Company’s common stock as of May 31, 2007.

Directors and Executive Officers

The following table shows certain information regarding the amount of the Company’s common stock beneficially owned as of May 31, 2007 by the members of the Company’s Board of Directors and nominees to the Board of Directors, the Company’s named executive officers and the directors and executive officers of the Company as a group.

Name, Address and Position(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)
Andrew R. J. Bonfield, Director	—	(4)	*
Alexander J. Denner, Ph.D., Director	18,315	(5)	*
Thomas F. Deuel, M.D., Director	—	(6)	*
Vincent T. DeVita, Jr., M.D., Director	290,471	(7)	*
Jules Haimovitz, Director	—	(8)	*
Carl C. Icahn, Chairman of the Board	11,690,188	(9)	13.47%
Peter S. Liebert, M.D., Director	4,891	(10)	*
William R. Miller, Director	262,111	(11)	*
Richard C. Mulligan, Ph.D., Director	5,644	(12)	*
David Sidransky, M.D., Director	133,434	(13)	*
Charles Woler, M.D., Ph.D., M.B.A., Director	5,644	(14)	*
Richard Crowley, Senior Vice President, Biopharmaceutical Operations	144,769	(15)	*
Daniel J. O’Connor, Senior Vice President, General Counsel	29,746	(16)	*
Eric Rowinsky, M.D., Senior Vice President, Chief Medical Officer	84,534	(17)	*
Ana I. Stancic, Senior Vice President, Finance and Principal Financial Officer	36,690	(18)	*
Joseph L. Fischer, Former Interim Chief Executive Officer	136,141	(19)	*
Philip Frost, M.D., Ph.D., Former Executive Vice President, former Chief Scientific Officer and former Interim Chief Executive Officer	—	(20)	*
Michael J. Howerton, Former Senior Vice President and former Chief Financial Officer	—	(21)	*
All Directors and Executive Officers as a Group (17 persons)	12,843,222	(22)	14.80%

*                    Less than 1%.

(1)          Unless otherwise noted, each person’s address is in care of ImClone Systems Incorporated, 180 Varick Street, New York, NY 10014.

(2)          Unless otherwise noted, consists of both the number of shares that an individual has the power to vote or dispose of and stock options that are exercisable as of May 31, 2007 and 60 days thereafter.

(3)          The percentage of voting stock owned by each stockholder or group is calculated by dividing: (1) the number of shares deemed to be beneficially held by such stockholder or group as of May 31, 2007, as determined in accordance with Rule 13d-3 under the Exchange Act; by (2) the sum of (A) 85,798,230, which is the number of shares of common stock outstanding as of May 31, 2007; plus (B) the number of shares of common stock issuable upon the exercise of options and other derivative securities, if any, exercisable as of May 31, 2007 and 60 days thereafter held by the stockholder or group. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, other than the powers that may be shared with the person’s spouse under applicable law.

(4)          Address is in care of Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154. Mr. Bonfield does not own any shares of the Company’s stock.

(5)          Consists of 18,315 shares issuable upon the exercise of options exercisable as of July 30, 2007.

(6)          Dr. Deuel does not own any shares of the Company’s stock.

(7)          Includes 240,000 shares issuable upon the exercise of options exercisable as of July 30, 2007.

(8)          Mr. Haimovitz does not own any shares of the Company’s stock.

(9)          Includes 11,685,188 shares described in Amendment No. 5 to the Schedule 13D filed with the SEC on September 28, 2006 by Mr. Icahn and certain affiliated parties, and 5,644 shares issuable upon the exercise of options exercisable as of July 30, 2007. See the Schedule 13D filing for certain disclaimers of beneficial ownership.

(10) Consists of 4,891 shares issuable upon the exercise of options exercisable as of July 30, 2007.

(11) Includes 140,000 shares issuable upon the exercise of options exercisable as of July 30, 2007.

(12) Consists of 5,644 shares issuable upon the exercise of options exercisable as of July 30, 2007.

(13) Consists of 133,434 shares issuable upon the exercise of options exercisable as of July 30, 2007, with 12,500 of such options being subject to the Lock-Up Restrictions.

(14) Consists of 5,644 shares issuable upon the exercise of options exercisable as of July 30, 2007.

(15) Consists of 144,769 shares issuable upon the exercise of options exercisable as of July 30, 2007, with 4,688 of such options being subject to the Lock-Up Restrictions.

(16) Includes 28,100 shares issuable upon the exercise of options exercisable as of July 30, 2007, with 5,938 of such options being subject to the Lock-Up Restrictions.

(17) Includes 83,334 shares issuable upon the exercise of options exercisable as of July 30, 2007, with 37,500 of such options being subject to the Lock-Up Restrictions.

(18) Includes 36,630 shares issuable upon the exercise of options exercisable as of July 30, 2007, with 9,115 of such options being subject to the Lock-Up Restrictions.

(19) Consists of 136,141 shares issuable upon the exercise of options exercisable as of July 30, 2007, with 12,500 of such options being subject to the Lock-Up Restrictions.

(20) Dr. Frost owned no shares of the Company’s stock, nor did he have any remaining options at May 31, 2007.

(21) Mr. Howerton owned no shares of the Company’s stock, nor did he have any remaining options at May 31, 2007.

(22) Includes an aggregate of 982,546 shares issuable upon the exercise of options exercisable as of July 30, 2007, with 82,241 of such options being subject to the Lock-Up Restrictions.

PROPOSAL NO. 1—ELECTION OF BOARD OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated for election at the Annual Meeting a slate of nine nominees, all of whom currently serve on the Board.

Pursuant to the Stockholder Agreement with BMS, BMS has the right to nominate two directors as long as its ownership interest in the Company is 12.5% or greater. As of May 31, 2007, BMS had an ownership interest of approximately 16.58%, and therefore has the right to nominate two directors for election at the Annual Meeting. The Company currently expects that BMS will nominate only one director, Mr. Andrew R. J. Bonfield, for election at the Annual Meeting.

The Board of Directors, acting upon the unanimous recommendation of its Nominating and Corporate Governance Committee, has nominated Mr. Andrew R. J. Bonfield, Dr. Alexander J. Denner, Dr. Thomas F. Deuel, Mr. Jules Haimovitz, Mr. Carl C. Icahn, Dr. Peter S. Liebert, Dr. Richard C. Mulligan, Dr. David Sidransky and Dr. Charles Woler for election as directors at the Annual Meeting. As announced by the Company on October 25, 2006, Dr. Vincent T. DeVita, Jr. and Mr. William R. Miller will not be standing for reelection to the Board.

In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy or for the balance of those nominees named without nomination of a substitute.

Nominees for Director

Name	Age	Current Position with Company	Director of Company Since
Andrew R. J. Bonfield(7)	44	Director	2007
Alexander J. Denner, Ph.D.(1)(2)(4)(5)(6)	37	Director	2006
Thomas F. Deuel, M.D.	72	Director	2007
Jules Haimovitz(3)	56	Director	2007
Carl C. Icahn (5)	71	Chairman of the Board	2006
Peter S. Liebert(4)	71	Director	2006
Richard C. Mulligan, Ph.D.(1)(4)(6)	52	Director	2006
David Sidransky, M.D.(1)(2)(5)	46	Director	2004
Charles Woler, M.D., Ph.D., M.B.A.(1)(3)(6)	58	Director	2006

(1)          Member of Research and Development Oversight Committee.

(2)          Member of Compensation Committee.

(3)          Member of Audit Committee.

(4)          Member of Nominating and Corporate Governance Committee.

(5)          Member of Chief Executive Officer Search Committee.

(6)          Member of Executive Committee.

(7)          Designated by BMS.

Biographical information concerning the director nominees is set forth below:

Andrew R. J. Bonfield, has served as a director of the Company since April 25, 2007. Mr. Bonfield is an Executive Vice President and the Chief Financial Officer of BMS. Mr. Bonfield is responsible for the BMS’ worldwide finance operation including Tax, Treasury, Control, Investor Relations, Internal Audit, Financial Shared Services, Strategy, Global Strategic Sourcing, Information Management and Business and Corporate Development. Mr. Bonfield was a non-executive Director of the BOC Group in the United Kingdom from 2003 to 2006. Mr. Bonfield holds a Bachelor of Commerce degree from the University of Natal in Durban, South Africa and is professionally certified as a chartered accountant.

Alexander J. Denner, Ph.D., has served as a director of the Company since May 2006. Dr. Denner serves as a Managing Director of entities affiliated with Carl Icahn, including Icahn Partners LP and Icahn Partners Master Fund LP. Icahn Partners LP and Icahn Partners Master Fund LP are private investment funds. From April 2005 to May 2006, Dr. Denner served as a portfolio manager specializing in healthcare investments for Viking Global Investors. Previously he served in a variety of roles at Morgan Stanley, beginning in 1996, including as portfolio manager of healthcare and biotechnology mutual funds. Dr. Denner currently serves as a director of HyperMed, Inc., a privately held company specializing in imaging platforms for medical and surgical applications. Dr. Denner received his S.B. degree from the Massachusetts Institute of Technology and his M.S., M.Phil. and Ph.D. degrees from Yale University.

Thomas F. Deuel, M.D., has served as a director of the Company since July 3, 2007. Since February 2002, Dr. Deuel has served as a Professor of Molecular and Experimental Medicine and Cell Biology, Director of the Division of Molecular Oncology, Department of Molecular and Experimental Medicine, and Director of the Vascular Biology Affinity Group at The Scripps Research Institute. Also, since 1998, Dr. Deuel has served as a Professor of Medicine at Harvard Medical School. He is currently a Professor Emeritus at Harvard Medical School. In addition, from 1996 to 2002, Dr. Deuel served as a Director, Division of Growth Regulation at Beth Israel Hospital, Boston, Massachusetts and, prior to that, was a Professor of Medicine and Biochemistry and the head of Oncology Services at the Washington University School of Medicine, St. Louis, Missouri. He is a member of the Institute of Medicine at the National Academy of Sciences. Dr. Deuel has served and continues to serve on numerous scientific advisory boards for various companies, including the Company’s scientific advisory board during its existence. In addition, Dr. Deuel has earned many professional honors and awards. Dr. Deuel holds an M.D. from Columbia University and an A.B. from Princeton University.

Jules Haimovitz, has served as a director of the Company since May 10, 2007. Since July 2002, Mr. Haimovitz has served as Vice Chairman and Managing Partner of Dick Clark Productions Inc., a producer of programming for television, cable networks and syndicators. From June 1999 to July 2004, Mr. Haimovitz served in various capacities at Metro Goldwyn Mayer Inc., including President of MGM Networks Inc., a wholly-owned subsidiary, Executive Consultant to the CEO, and Chair of the Library Task Force. From July 1997 to February 1999, he served as President and Chief Operating Officer of King World Productions, Inc., a worldwide distributor of first-run programming. Mr. Haimovitz has also served in executive positions at Diva Systems Corporation, ITC Entertainment Group, Spelling Entertainment Inc. and Viacom Inc. Mr. Haimovitz currently serves on the Board of Directors of Blockbuster, Infospace, Inc., TVN Entertainment and GNet Productions. A native New Yorker, now living in California, Mr. Haimovitz holds a dual B.A. degree in Mathematics and Communications, as well as an M.A. degree in Mathematics from Brooklyn College.

Carl C. Icahn, has served as a director of the Company since September 2006. On October 25, 2006, Mr. Icahn was named Chairman of the Board of Directors. Mr. Icahn has served as chairman of the board and a director of Starfire Holding Corporation, a privately-held holding company, and chairman of the board and a director of various subsidiaries of Starfire, since 1984. Through his entities CCI Onshore Corp. and CCI Offshore Corp., Mr. Icahn’s principal occupation is managing private investment funds, including Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II L.P. and Icahn Partners Master Fund III L.P. Since February 2005, Mr. Icahn has served as a director of CCI Onshore Corp. and CCI Offshore Corp., which are in the business of managing private investment funds, and from September 2004 to February 2005, Mr. Icahn served as the sole member of their predecessors, CCI Onshore LLC and CCI Offshore LLC, respectively. Mr. Icahn was also chairman of the board and president of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, from 1968 to 2005. Since 1994, Mr. Icahn has been the principal beneficial stockholder of American Railcar Industries, Inc., currently a publicly-traded company that is primarily engaged in the business of manufacturing covered hopper and tank railcars, and has served as chairman of the board and as a director of American Railcar Industries, Inc. since 1994. Since November 1990, Mr. Icahn has been chairman of the board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership controlled by Mr. Icahn that invests in real estate and holds various other interests, including the interests in its subsidiaries that are engaged in, among other things, the casino entertainment business and the home textile business. From October 1998 through May 2004, Mr. Icahn was the president and a director of Stratosphere Corporation, which operates the Stratosphere Hotel and Casino. From September 29, 2000 to February 22, 2007, Mr. Icahn served as the chairman of the board of GB Holdings, Inc., which owned 41.7% of Atlantic Coast Holdings, Inc., which through its wholly-owned subsidiary, owned and operated The Sands casino in Atlantic City until November 16, 2006. Mr. Icahn has been chairman of the board and a director of XO Holdings, Inc. and its predecessor since January 2003. XO Holdings is a publicly traded telecommunications services provider controlled by Mr. Icahn. Mr. Icahn has served as a Director of Cadus Corporation, a publicly traded company engaged in the ownership and licensing of yeast-based drug discovery technologies since July 1993. In May 2005, Mr. Icahn became a director of Blockbuster Inc., a publicly traded provider of in-home movie rental and game entertainment. Mr. Icahn received his B.A. from Princeton University.

Peter S. Liebert, M.D., has served as a director of the Company since October 2006. Dr. Liebert has been a pediatric surgeon in private practice since 1968 and is Chief, Pediatric Surgery of The Stamford Hospital, Stamford, CT. Since 1981, Dr. Liebert has been Clinical Associate Professor of Surgery at the College of Physicians & Surgeons of Columbia University. Dr. Liebert is a former president of the Westchester Medical Society and a former member of the Awards Jury of the Lasker Foundation. Dr. Liebert is Chairman of the Board of Rx Vitamins, Inc. and is a director of Cadus Corporation, a publicly held, drug discovery company of which Carl C. Icahn and certain affiliated parties have filed a Schedule 13D with the SEC on April 25, 2002 reporting a 37.8% ownership interest. Dr. Liebert holds an M.D. from Harvard Medical School and an A.B. from Princeton University.

Richard C. Mulligan, Ph.D., has served as a director of the Company since September 2006. Professor Mulligan is the Mallinckrodt Professor of Genetics at Harvard Medical School, and Director of the Harvard Gene Therapy Initiative. Professor Mulligan received his B.S. degree from the Massachusetts Institute of Technology, and his Ph.D. from the Department of Biochemistry at Stanford University School of Medicine. After receiving postdoctoral training at the Center for Cancer Research at MIT, Professor Mulligan joined the MIT faculty and subsequently was appointed Professor of Molecular Biology and Member of the Whitehead Institute for Biomedical Research before moving to Children’s Hospital and Harvard in 1996. His honors include the MacArthur Foundation Prize, the Rhodes Memorial Award of the American Association for Cancer Research, the ASMB-Amgen Award, and the Nagai Foundation International Prize. Professor Mulligan has been associated with a number of biotechnology companies, including Somatix Therapy Corporation (as founder and member of the Scientific Advisory Board and Board of Directors, and Chief Scientific Officer), Cell Genesys (as member of the Scientific Advisory Board) and the Company, where he served on the Scientific Advisory Board. He has also served on the National Institutes of Health’s Recombinant DNA Advisory Committee and on the U.S. Food and Drug Administration Biological Response Modifiers Advisory Committee.

David Sidransky, M.D., has served as a director of the Company since January 2004. Dr. Sidransky is the Director of the Head and Neck Cancer Research Division at Johns Hopkins University School of Medicine. He is a founder of several private biotechnology companies and has served on scientific advisory boards of many private and publicly traded companies, including MedImmune Inc., Telik Inc., Roche, and Amgen Inc. Dr. Sidransky is also a director of Alfacell Inc. He was formerly on the Board of Scientific Counselors at the National Institute of Dental and Craniofacial Research and a member of the Recombinant DNA Advisory Committee at the National Institute of Health. Dr. Sidransky serves on numerous editorial boards and is Senior Editor of Clinical Cancer Research. In addition, he is a Professor of Oncology, Otolaryngology-Head and Neck Surgery, Cellular & Molecular Medicine, Urology, Genetics, and Pathology at Johns Hopkins University and Hospital. Dr. Sidransky is certified in Internal Medicine and Medical Oncology by the American Board of Medicine. He has over 250 peer-reviewed publications, and has contributed more than 40 cancer reviews and chapters and also has numerous issued biotechnology patents. He has been the recipient of many awards and honors, including the 1997 Sarstedt International Prize from the German Society of Clinical Chemistry, the 1998 Alton Ochsner Award Relating Smoking and Health by the American College of Chest Physicians and the 2004 Hinda and Richard Rosenthal Award from the American Association of Cancer Research. Dr. Sidransky received his B.A. from Brandeis University and his M.D. from the Baylor College of Medicine.

Charles Woler, M.D., Ph.D., M.B.A, has served as a director of the Company since September 2006. Dr. Woler has served as the Chief Executive Officer and Chairman of the Board of Endotis Pharma, a leading Glyco Drug Company specializing in coagulation and thrombosis, since June 2007. Prior to that, Dr. Woler was the Chief Executive Officer of Neuro3d from September 2000 to June 2007 and, from September 2000 until September 2005, also served as its Chairman of the Board. Dr. Woler has also served as Operating Partner Healthcare at Duke Street Capital since July 2005. Dr. Woler is the Executive Vice Chairman of France Biotech, an association representing the French biotechnology industry, and is the Vice Chairman of the Board of Genfit, a privately-held company specializing in metabolic diseases. Previously, he served as Chief Executive Officer of Cadus Corporation, as Chief Executive Officer and Chairman of Roche, France, an affiliate of F. Hoffmann-LaRoche Ltd., and as Chairman, Europe Pharmaceuticals, SmithKline Beecham. Dr. Woler received his M.D. and M.B.A. from the University of Paris and his Ph.D. from the University of Lyon.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES NAMED ABOVE (PROPOSAL NO. 1 ON YOUR PROXY CARD).

THE BOARD OF DIRECTORS

Committees

During 2006, the Board of Directors met twenty-four times. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he served as a director) and the total number of meetings held by all committees of the Board on which he served (during the period that he served), except for Andrew Bodnar, who attended sixteen of an aggregate of twenty-six meetings of the Board and meetings of committees of the Board on which he served.

The Board of Directors currently has six standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Nominating and Corporate Governance Committee, the Research and Development Oversight Committee and the Chief Executive Officer Search Committee. The Head and Neck Committee, which was established by the Board in 2004, and the previous Executive Committee, which was established by the Board in 2005, were disbanded in 2006. Dr. Sidransky was the sole member of the Head and Neck Committee, while Messrs. Kies and Fischer and Dr. Sidransky served on the previous Executive Committee. On October 25, 2006, the Board established a new Executive Committee consisting of Drs. Denner, Mulligan and Woler.

Mr. Kies served as Chairman of the Board until his resignation from the Board on October 9, 2006. On October 24, 2006, the Board elected Mr. Icahn to serve as Chairman of the Board. The Chairman of the Board, among other things, sets Board meeting agendas, facilitates communication among directors, works with the Chief Executive Officer, the Interim Chief Executive Officer or the Executive Committee, as the case may be, to ensure appropriate information flow to the Board, and chairs executive sessions of the independent directors when appropriate. Assignments to, and chairs of, the committees are recommended by the Nominating and Corporate Governance Committee and are selected by the Board. All committees report on their activities to the Board.

Audit Committee.   The Audit Committee monitors the integrity of the Company’s financial statements, the independence, qualifications and performance of the independent registered public accounting firm, the performance of the Company’s internal auditors and the effectiveness of the Company’s disclosure controls and internal control over financial reporting. The Audit Committee is also responsible for retaining, evaluating, and, if appropriate, recommending the termination of, the Company’s independent registered public accounting firm. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee operates under a written charter approved by the Board on August 14, 2003, as amended and restated. The amended and restated charter is posted on the Company’s website at www.imclone.com. The Audit Committee met nine times during fiscal year 2006. The current members of the Audit Committee are Jules Haimovitz (Chairman), William R. Miller and Charles Woler. William W. Crouse also served on the Audit Committee until his resignation from the Board on October 9, 2006. In addition, John A. Fazio served as Chairman of the Audit Committee until his resignation from the Board on April 24, 2007. Each of these members is independent under the SEC and Nasdaq Stock Market, Inc. (“Nasdaq”) rules and listing standards currently in effect. The Board has determined that Mr. Fazio was an “audit committee financial expert” within the meaning of the applicable SEC rules during fiscal year 2006 and up through the date of his resignation and that Mr. Haimovitz is currently an audit committee financial expert.

Compensation Committee.   The Compensation Committee reviews and approves compensation and benefits policies and objectives, concludes whether the Company’s officers, directors and employees are compensated according to these policies and objectives, and carries out the Board’s responsibilities relating to the compensation of the Company’s executive officers. The Compensation Committee operates under a written charter approved by the Board on November 20, 2002, as amended and restated. The charter is posted on the Company’s website at www.imclone.com. The Compensation Committee met nine times during fiscal year 2006. The Compensation Committee currently consists of William R. Miller (Chairman),

Alexander J. Denner and David Sidransky. In addition, William Crouse and David M. Kies served on the Compensation Committee until their resignations from the Board on October 9, 2006. Each of these members is independent under SEC and Nasdaq rules and listing standards currently in effect.

Executive Committee.   The Executive Committee serves as the principal executive body for the Company until such time as a Chief Executive Officer is named. The Executive Committee was established on October 25, 2006 following the resignation of Joseph L. Fischer as Interim Chief Executive Officer. The Executive Committee does not have a written charter. In lieu of holding regularly scheduled meetings, members of the Executive Committee meet on an as needed basis. The current members of the Executive Committee are Alexander J. Denner (Chairman), Richard C. Mulligan and Charles Woler.

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee is composed solely of independent directors meeting the independence requirements of Nasdaq. The Nominating and Corporate Governance Committee met six times during fiscal year 2006. Until September 20, 2006, the Nominating and Corporate Governance Committee consisted of Vincent T. DeVita, John A. Fazio and David M. Kies. On September 20, 2006, Carl C. Icahn and Richard C. Mulligan were appointed to the Nominating and Corporate Governance Committee. On October 24, 2006, Carl C. Icahn ceased to serve as a member and Alexander J. Denner was appointed to the Nominating and Corporate Governance Committee. David M. Kies ceased to serve as a member and Chairman of the Nominating and Corporate Governance Committee upon his resignation from the Board on October 9, 2006. In addition, John A. Fazio ceased to serve as a member of the Nominating and Corporate Governance Committee upon his resignation from the Board on April 24, 2007. Alexander J. Denner has been the Chairman of the Nominating and Corporate Governance Committee since October 24, 2006. The Nominating and Corporate Governance Committee operates under a written charter adopted on November 20, 2002, as amended, which is posted on the Company’s website at www.imclone.com.

The Nominating and Corporate Governance Committee seeks to create a Board of Directors that is strong in its collective judgment, skill, diversity and experience in the biopharmaceutical, medical research or oncology industries, in its accounting and finance expertise and in its business judgment. When the Nominating and Corporate Governance Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board of Directors and the Company at that time given the then current mix of director attributes, and the extent to which the candidate otherwise would be a desirable addition to the Board of Directors and any committees of the Board of Directors. The composition of the Board of Directors should balance the following goals:

•       the size of the Board of Directors should facilitate substantive discussions of the whole Board of Directors in which each director can participate meaningfully;

•       the composition of the Board of Directors should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business; and

•       a majority of the Board of Directors shall consist of directors who are neither officers nor employees of the Company or its subsidiary, nor have a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise independent under Nasdaq and SEC rules.

In evaluating current directors for re-nomination to the Board of Directors, the Nominating and Corporate Governance Committee assesses the performance of each such director, as well as the challenges and needs of the Company.

General criteria for the nomination of director candidates include:

•       Personal qualities, characteristics, accomplishments and reputation in the business, scientific, and/or medical communities;

•       The ability and willingness to commit adequate time to Board of Directors and committee matters;

•       The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board of Directors that is effective, collegial and responsive to the needs of the Company; and

•       A diversity of viewpoints, background, experience and other factors.

The Nominating and Corporate Governance Committee will ensure that a majority of the directors on the Board of Directors are independent in accordance with Nasdaq listing criteria. It also must ensure that the members of the Board of Directors maintain the requisite qualifications under Nasdaq listing standards and SEC rules for membership on the Audit, Compensation, and Nominating and Corporate Governance Committees.

The Nominating and Corporate Governance Committee will consider nominations submitted by stockholders. The Nominating and Corporate Governance Committee considers nominations for director made by stockholders of the Company in accordance with the procedures for submission of proposals at annual or special meetings of stockholders set forth in the Company’s by-laws. Such procedures require that notice by any stockholder be delivered to the Secretary of the Company not less than 60 nor more than 90 days prior to the date of the Annual Meeting, which notice shall include a statement in writing setting forth the name and address of the person to be nominated as director, the number and class of all shares of each class of stock of the Company beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC (or the corresponding provisions of any regulation subsequently adopted by the SEC applicable to the Company), and such person’s signed consent to serve as a director of the Company if elected. If the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice shall be given not more than ten days after such date is first announced or disclosed. The Committee also receives suggestions for director candidates from members of the Board of Directors.

The Nominating and Corporate Governance Committee is also charged with annually leading the Board in a self-evaluation to determine if it is functioning effectively, and with periodically reviewing the size and responsibilities of the Board.

With respect to corporate governance matters, the Nominating and Corporate Governance Committee has developed, and the Board has approved, the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and other key governance codes, such as the Company’s Corporate Compliance Program. At least annually, the Committee reviews and reassesses the adequacy of these codes and recommends proposed revisions to the Board. The Committee is also responsible for tasks assigned to it in the Company’s codes, including monitoring the Company’s compliance efforts. In addition, the Committee reviews requests for waivers of the Company’s codes for the Company’s directors, executive officers and other senior financial officers and makes related recommendations to the Board.

Research and Development Oversight Committee.   The Research and Development Oversight Committee is responsible for overseeing the Company’s research and development. The Research and Development Oversight Committee operates under a written charter adopted by the Board on May 11, 2005, as amended. The charter is posted on the Company’s website at www.imclone.com. The Research and Development Oversight Committee met two times during fiscal year 2006. Until September 20, 2006, the members of the Research and Development Oversight Committee were Drs. Vincent T. DeVita Jr.

(Chairman), Andrew G. Bodnar and David Sidransky. On September 20, 2006, David Sidransky became the Chairman of the Research and Development Oversight Committee and Drs. Alexander J. Denner, Richard C. Mulligan and Charles Woler were appointed as members. Andrew G. Bodnar ceased to serve as a member of the Research and Development Oversight Committee following his resignation from the Board on May 7, 2007.

Chief Executive Officer Search Committee.   The Chief Executive Officer Search Committee is responsible for overseeing the Company’s search for a Chief Executive Officer. The Chief Executive Officer Search Committee was formed on November 10, 2005, following the departure of Daniel S. Lynch, the Company’s former Chief Executive Officer. The Chief Executive Officer Search Committee does not have a written charter. The Chief Executive Officer Search Committee met one time during fiscal year 2006. Until September 20, 2006, the Chief Executive Officer Search Committee consisted of William W. Crouse, William R. Miller, Vincent T. DeVita and David Sidransky. On September 20, 2006, Carl C. Icahn and Alexander J. Denner were appointed to the Chief Executive Officer Search Committee. William W. Crouse ceased to serve as a member and Chairman of the Chief Executive Officer Search Committee upon his resignation from the Board on October 9, 2006. On October 19, 2006, Carl C. Icahn became the Chairman of the Chief Executive Officer Search Committee.

Attendance at Annual Meeting

There is no Company policy requiring directors to attend annual meetings of stockholders. At the Company’s 2006 Annual Meeting of Stockholders, all of the directors who were standing for re-election to the Board attended the meeting.

Communicating with our Board Members

Although our Board of Directors has not adopted a formal process for stockholder communications with the Board, we make every effort to ensure that the views of stockholders are heard either by the Board or by individual directors, and we believe that this has been an effective process to date. Stockholders may communicate with the Board by sending a letter to the ImClone Systems Incorporated Board of Directors, c/o the Corporate Secretary, 180 Varick Street, New York, New York 10014. The Corporate Secretary will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, as appropriate.

In addition, any person, whether or not an employee, who has a concern about the conduct of the Company or our employees, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern in writing by addressing a letter to the Chairman of the Audit Committee, c/o Corporate Secretary, at 180 Varick Street, New York, New York 10014.

Report of the Audit Committee of the Board of Directors

Membership and Role of the Audit Committee

The Audit Committee of the Board of Directors serves as an independent and objective party to monitor and provide general oversight of the Company’s financial accounting and reporting processes, selection of critical accounting policies, and system of internal controls. The Audit Committee currently consists of Messrs. Jules Haimovitz (Chairman) and William R. Miller and Dr. Charles Woler. Until September 20, 2006, the Audit Committee consisted of Messrs. John A. Fazio (Chairman), William W. Crouse and William R. Miller. On September 20, 2006 and May 10, 2007, Dr. Woler and Mr. Haimovitz, respectively, were appointed to the Audit Committee. On October 9, 2006 and April 24, 2007, Mr. Crouse and Mr. Fazio, respectively, resigned from the Board and from the Audit Committee.

The Audit Committee operates under a written charter adopted by the Board of Directors on August 14, 2003, as amended, which can be found in the Corporate Governance section of the Company’s corporate website, www.imclone.com. Among other matters, the Audit Committee, in its oversight role, reviews and reassesses, at least annually, the adequacy of the charter and conducts an annual performance evaluation. The Audit Committee met nine times during 2006.

Each director serving on the Audit Committee is independent as determined by the Company’s Board of Directors based upon the applicable requirements of Nasdaq. Each member of the Audit Committee also satisfies the SEC’s additional independence requirements for members of audit committees. In addition, the Board of Directors has determined that Mr. Fazio was an “audit committee financial expert” under the applicable SEC rules for fiscal year 2006 and up until his resignation on April 24, 2007 and that Mr. Haimovitz is currently an “audit committee financial expert”.

The Audit Committee focuses on assisting the Board of Directors in its oversight of the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications and independence, the Company’s procedures and processes for compliance with legal and regulatory requirements, the performance of the independent registered public accounting firm and the Company’s internal audit function. In carrying out these responsibilities, the Audit Committee, among other things:

•       reviews and discusses the Company’s annual audited financial statements and quarterly unaudited financial statements;

•       supervises the relationship between the Company and its independent registered public accounting firm, including appointing, retaining, overseeing and terminating the independent registered public accounting firm; pre-approving all audit services, audit-related services, tax services and other services to be provided by the independent registered public accounting firm; and reviewing and evaluating the qualifications, performance and independence of the independent registered public accounting firm;

•       reviews responsibilities, projects and staffing of the internal auditing department; and

•       monitors the effectiveness of the Company’s disclosure controls and internal control over financial reporting.

Audit Committee Oversight Functions

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and KPMG LLP, the Company’s independent registered public accounting firm (“KPMG”), all annual and quarterly financial statements prior to their issuance. During 2006, management advised the Audit Committee that each set of financial statements had been prepared in accordance with U.S. generally accepted accounting principles, and management reviewed significant accounting and disclosure issues with the Audit Committee.

The Audit Committee has discussed with KPMG the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards AU Section 380), as currently in effect, and, with and without management present, has reviewed and discussed the Company’s annual financial statements. The Audit Committee has also discussed with management the significant accounting principles used by the Company, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee has discussed with KPMG matters relating to its independence, including the written disclosures and letter from KPMG to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect. In connection with these discussions, the Audit Committee obtained from KPMG a formal written statement describing all relationships between it and the Company that might bear on the independent registered public accounting firm’s independence from the Company and its management. The Audit Committee further discussed with management and KPMG any relationships that might have impacted or may impact the independent registered public accounting firm’s objectivity and independence, and has satisfied itself as to KPMG’s independence.

During 2006, the Audit Committee reviewed the Company’s internal and disclosure control structures. As part of this process, the Audit Committee monitored the Company’s internal auditing program by reviewing staffing levels and the steps taken to implement recommended improvements in internal controls and procedures. The Audit Committee’s meetings include, whenever appropriate, executive sessions with KPMG and with the Company’s internal auditor, in each case without the presence of the Company’s other management, to raise and discuss any issues or concerns that they may have had about the adequacy and proper, timely functioning of the Company’s control, reporting, disclosure and compliance systems and procedures.

In performing all of these functions, the Audit Committee acted and continues to act only in an oversight capacity on behalf of the Board of Directors. Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s systems of internal controls. In its oversight role, the Audit Committee necessarily relies on the procedures, work and assurances of the Company’s management. KPMG has audited the annual financial statements prepared by management, and expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles, and has audited management’s assessment of, and the effective operation of, the Company’s internal control over financial reporting, and has expressed an opinion on these based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

During 2006, management documented, tested and evaluated the Company’s internal control over financial reporting pursuant to the requirements of the Sarbanes-Oxley Act of 2002. The Audit Committee was kept apprised of the Company’s progress by management and KPMG at each regularly scheduled Audit Committee meeting. Management has provided the Audit Committee with a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has reviewed management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the report of KPMG thereon included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Based on the Audit Committee’s reviews and discussions noted above, the Audit Committee members recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The Audit Committee also has recommended that KPMG be ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Audit Committee:
Jules Haimovitz, Chairman
William R. Miller
Charles Woler

The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any prior or future Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Director Compensation

The following table sets forth certain information relating to director compensation for each director that was not a named executive officer for the year ended December 31, 2006.

	Director Compensation in Fiscal 2006
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation	Total ($)
Andrew G. Bodnar, M.D., J.D.(2)	$64,500	$301,732	$—	$366,232
William Crouse(3)	88,216	231,139	—	319,355
Alexander J. Denner, Ph.D.(4)	32,093	169,334	—	201,427
Vincent T. DeVita, Jr. M.D.(5)	97,701	301,732	—	399,433
John A. Fazio(6)	112,431	339,135	—	451,566
Joseph L. Fischer(7)	50,625	244,076	—	294,701
Carl C. Icahn(8)	2,696	78,735	—	81,431
David M. Kies(9)	155,087	346,707	—	501,794
Peter S. Liebert, M.D.(10)	—	60,547	—	60,547
William R. Miller(11)	112,000	301,732	—	413,732
Richard Mulligan, Ph.D.(12)	2,696	78,735	—	81,431
David Sidransky, M.D.(13)	120,772	377,165	—	497,937
Charles Woler, M.D. Ph.D.(14)	2,845	78,735	—	81,580

(1)          Represents amounts recognized as compensation expense by the Company during 2006 in accordance with SFAS 123R.

(2)          From 2001 to 2006, Dr. Bodnar received an aggregate of 190,000 options, all of which were outstanding at December 31, 2006. During 2006, Dr. Bodnar received 20,000 options with a grant date fair value of $317,384. Dr. Bodnar resigned from the Board of Directors on May 7, 2007.

(3)          From 2004 to 2006, Mr. Crouse received an aggregate of 128,434 options, of which 122,999 were outstanding at December 31, 2006. Mr. Crouse resigned from the Board of Directors on October 9, 2006. During 2006, Mr. Crouse received 20,000 options with a grant date fair value of $317,384.

(4)          During 2006, Mr. Denner received an aggregate of 33,315 options with a grant date fair value of $368,618, all of which were outstanding at December 31, 2006.

(5)          From 1997 to 2006, Dr. DeVita received an aggregate of 270,000 options, of which 240,000 were outstanding at December 31, 2006. During 2006, Dr. DeVita received 20,000 options with a grant date fair value of $317,384.

(6)          From 2003 to 2006, Mr. Fazio received an aggregate of 155,333 options, of which 140,333 were outstanding at December 31, 2006. During 2006, Mr. Fazio received 20,000 options with a grant date fair value of $317,384. Mr. Fazio resigned from the Board of Directors on April 24, 2007.

(7)          From 2003 to 2006, Mr. Fischer received an aggregate of 140,761 options, of which 136,141 were outstanding at December 31, 2006. From January 24, 2006 to October 24, 2006, Mr. Fischer served as the Company’s Interim Chief Executive Officer. Information regarding Mr. Fischer’s compensation and stock option awards received as Interim Chief Executive Officer can be found in the Summary Compensation Table on page 30 and the Grants of Plan-Based Awards table on page 32. During 2006, Mr. Fischer received 20,000 options with a grant date fair value of $317,384.

(8)          During 2006, Mr. Icahn received an aggregate of 25,644 options with a grant date fair value of $334,856, all of which were outstanding at December 31, 2006.

(9)          From 1997 to 2006, Mr. Kies received an aggregate of 320,467 options, of which 247,315 were outstanding at December 31, 2006. During 2006, Mr. Kies received 30,000 options with a grant date fair value of $476,076. Mr. Kies resigned from the Board of Directors on October 9, 2006.

(10)   During 2006, Dr. Liebert received an aggregate of 24,891 options with a grant date fair value of $316,140, all of which were outstanding at December 31, 2006.

(11)   From 1997 to 2006, Mr. Miller received an aggregate of 270,000 options, of which 140,000 were outstanding at December 31, 2006. During 2006, Mr. Miller received 20,000 options with a grant date fair value of $317,384.

(12) During 1998, 2003 and 2006, Dr. Mulligan received an aggregate of 135,644 options, of which 25,644 were outstanding at December 31, 2006. During 2006, Dr. Mulligan received 25,644 options with a grant date fair value of $334,856.

(13)   From 2004 to 2006, Dr. Sidransky received an aggregate of 133,434 options, all of which were outstanding at December 31, 2006. During 2006, Dr. Sidransky received 25,000 options with a grant date fair value of $396,730.

(14)   During 2006, Dr. Woler received an aggregate of 25,644 options with a grant date fair value of $334,856, all of which were outstanding at December 31, 2006.

Director Cash Compensation

On October 24, 2006, the Board determined that it would waive all director fees for six months. Prior to such determination, the Board had approved the following annual compensation guidelines for 2006:

Chairman of the Board—$60,000

Vice Chairman—$50,000

Other Non-Employee Directors—$40,000

Each non-employee director is reimbursed for his reasonable out-of-pocket expenses incurred in connection with his Board and Board committee activities.

During 2006, the chairman of the Audit Committee was entitled to annual compensation at the rate of $15,000 through February 28, 2006 and at the rate of $20,000 thereafter for his services as committee chairman. The chairman of the Compensation Committee was entitled to $12,500, or a pro rated portion thereof for portions of the fiscal year served, as compensation for his services as committee chairman. The chairmen of the Nominating and Corporate Governance Committee, Research and Development Oversight Committee, Chief Executive Officer Search Committee and Executive Committee were each entitled to receive $10,000, or a pro rated portion thereof for portions of the fiscal year served, as compensation for their services as committee chairmen. In 2006, the chairman of the now disbanded Head and Neck Committee (David Sidransky) received an aggregate amount of $1,000 for the first two hours of work spent in connection with committee business or functions each day, and compensation at the rate of $250 per hour thereafter (not to exceed $60,000 annually). Each member of the Audit Committee (other than the chairman) was paid annual compensation of $5,000, or a pro rated portion thereof for portions of the fiscal year served. In addition, during 2006, each non-employee director received a fee of $1,500 for each in-person Board or committee meeting attended and $1,000 for each telephonic Board or committee meeting attended that exceeded 30 minutes in length.

The Board has approved the foregoing compensation guidelines for 2007 service as well. The Board disbanded the Head and Neck Committee in 2006.

While he served as Interim Chief Executive Officer of the Company, Mr. Fischer was not entitled to receive Board or Board committee meeting or service fees, although Mr. Fischer did receive a pro rated portion of the annual Board fee reflecting his service as a director through January 23, 2006 and committee meeting and service fees through that date. Upon his appointment as Interim Chief Executive Officer of the Company, Mr. Fischer ceased serving on the Audit and Compensation Committees. On October 24, 2006, Mr. Fischer resigned from the Board and from his position as Interim Chief Executive Officer of the Company.

Director Stock Options

On October 24, 2006, the Board determined that it would forego all option grants for directors for one year.

With respect to 2006 service, in September 2005 the Board approved guidelines providing for option grants to the Chairman, Vice Chairman and other non-employee directors of the Company to purchase 30,000, 25,000 and 20,000 shares, respectively, of the Company’s common stock. Such stock options were granted on January 18, 2006 pursuant to the terms of the Company’s 2002 Non-Qualified Stock Option Plan at a per share exercise price of $34.14, which is equal to the fair market value of the common stock on the date of grant. Newly joining directors are granted a pro rata portion of such an annual stock option grant on the quarterly vesting schedule applicable to the corresponding annual grant to the Board. Such annual option grants vest quarterly within the year, subject to the individual’s continued service on the Board on the scheduled date of vesting and have an exercise price equal to the fair market value of the common stock on the date of grant. However, in the event a non-employee director leaves the Board, his annual share option grant vests daily for the quarterly period in which his service as a director ended.

The Board further determined that, beginning in 2006, any non-employee director newly joining the Board is entitled to receive a one-time grant of stock options to purchase 20,000 shares of the Company’s common stock upon first becoming a director. Previously, such newly joining directors were entitled to receive a 50,000 stock option grant. Such options vest 25% annually over the four-year period commencing with the date of grant, subject to such individual’s continued service on the Board on the scheduled date of vesting, and have an exercise price equal to the fair market value of the common stock on the date of grant. From time to time, non-employee directors of the Company may be granted additional options in consideration for providing services on the Board.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Biographical information concerning the Company’s executive officers, including certain former executive officers, is set forth below.

Current Executive Officers

Michael P. Bailey, 41, has served as the Company’s Senior Vice President of Commercial Operations since August 2006. In this role, Mr. Bailey oversees ERBITUX Marketing, New Product Marketing, Sales and the Commercial Business Analytics departments. Mr. Bailey joined ImClone in 1999 as Director of Marketing and served as Vice President of Marketing since 2003. Prior to joining ImClone, Mr. Bailey served at Genentech, Inc. from 1997 through 1999, where he managed the company’s Cardiovascular Development Portfolio. From 1992 through 1997, Mr. Bailey served as one of two M.B.A. graduates selected for Smith-Kline Beecham’s Executive Marketing Program. Within the program, he held a variety of commercial roles, including Sales, Strategic Planning, Market Research and Product Management. Mr. Bailey earned a B.S. in psychology from St. Lawrence University and an M.B.A. in International Marketing from the University of Notre Dame.

Richard Crowley, 50, has served as Senior Vice President, Biopharmaceutical Operations, since February 2006. In this role, Mr. Crowley oversees the Company’s biologics manufacturing operations, which include the manufacturing, process development, engineering and facilities, quality control and quality assurance departments. Mr. Crowley joined the Company in January 2000 as Assistant Vice President, Manufacturing and was promoted to Vice President, Manufacturing and General Manager in June 2001. Prior to joining the Company, Mr. Crowley served in a variety of positions at BASF, Genencor International, Eastman Kodak and Monsanto. Most recently, he served as Director of Biologics Manufacturing at BASF Bioresearch Corp., where he was responsible for the construction and operation of a multi-product biopharmaceutical GMP clinical pilot/production facility. Mr. Crowley received a B.S. in Chemistry from Denison University and an M.S.E. in Chemical Engineering from the University of Pennsylvania.

Daniel J. O’Connor, 42, has served as the Company’s General Counsel and Secretary since April 26, 2007, and prior to that date he served as Interim General Counsel and Secretary since September 2006, and, in December 2006, was promoted to Senior Vice President of the Company. Mr. O’Connor had previously served as Vice President, Legal since January 2006. He joined the Company in January 2003 as Senior Director, Legal and was promoted to Assistant Vice President in August 2004. In the four years prior to joining the Company, Mr. O’Connor was General Counsel at PharmaNet Development Group, Inc., an international contract research organization. From 1996 until 1998, Mr. O’Connor served as an Assistant Prosecutor in New Jersey. From 1995 until 1996, he served as Chief Law Clerk to the Honorable Edward W. Beglin, A.J.S.C. of New Jersey. Mr. O’Connor is a former officer of the United States Marine Corps, achieving the rank of Captain, and served in Saudi Arabia during operation Desert Shield. He is a 1987 graduate of Boston University and a 1995 graduate from the Dickinson School of Law and is licensed to practice law in New Jersey and Pennsylvania.

Eric K. Rowinsky, M.D., 50, has served as the Company’s Senior Vice President, Chief Medical Officer since February 2005. He is also a Clinical Professor of Medicine (Division of Medical Oncology) at the University of Texas Health Science Center, San Antonio, Texas. More recently, Dr. Rowinsky held the position of Director of the Institute of Drug Development at the Cancer Therapy and Research Center’s Institute for Drug Development (“IDD”) from 2002 to 2004 and was the Director of Clinical Research at the IDD from 1996 to 2002. In addition, he held the SBC Endowed Chair for Early Drug Development at the IDD. Dr. Rowinsky also served as an Associate Professor of Oncology at Johns Hopkins University until 1996. Dr. Rowinsky’s research and clinical interests include preclinical, translational, and early clinical and pharmacological studies of novel anticancer drugs, as well as discerning and evaluating developmental and regulatory strategies. He is the Editor-in-Chief of Investigational New Drugs, and an Associate Editor of Cancer Research, Clinical Cancer Research, Annals of Oncology, and several other oncology journals. He serves on the Board of Scientific Counselors of the National Cancer Institute. Dr. Rowinsky received a B.A. degree from New York University and an M.D. degree from the Vanderbilt University School of Medicine. Following his residency in internal medicine, he completed fellowship training in medical oncology at the Johns Hopkins University School of Medicine.

Ana I. Stancic, 50, was promoted to Senior Vice President, Finance in September 2006, having joined the Company as Vice President, Controller and Chief Accounting Officer on February 4, 2004, and having been named Vice President, Finance and Chief Accounting Officer in July 2006. In her current capacity, she is responsible for Finance, Internal Audit and Information Systems. Prior to joining the Company, she was Vice President and Controller at Savient Pharmaceuticals, Inc from 2003 to February 2004. Ms. Stancic was Vice President and Chief Accounting Officer at Ogden Corporation from 1999 to 2002 and Regional Chief Financial Officer at OmniCare, Inc. from 1997 to 1999. In her current and former positions, Ms. Stancic is and was responsible for matters in the areas of corporate finance including financial reporting, treasury function, acquisitions, budgeting, financial risk management and/or corporate governance. Ms. Stancic began her career in 1985 at PricewaterhouseCoopers in the Assurance practice where she had responsibility for international and national companies in the pharmaceutical and services industries. Ms. Stancic is a Certified Public Accountant and holds an M.B.A. degree from Columbia Business School.

Information Concerning Former Executive Officers

Joseph L. Fischer, 56, resigned from the Company effective as of October 24, 2006. Prior to his termination, he had served as a director of the Company since 2003 and as Interim Chief Executive Officer of the Company since January 2006.

Philip Frost, M.D., Ph.D., 67, resigned from the Company effective as of December 1, 2006. Prior to his resignation, he had served as Executive Vice President, Chief Scientific Officer since March 2005, when he joined the Company. Dr. Frost also served as Interim Chief Executive Officer of the Company from November 10, 2005 until January 23, 2006.

Michael J. Howerton, 56, resigned from the Company effective as of October 13, 2006. Prior to his resignation, he had served as Senior Vice President, Chief Financial Officer since June 2004. He was Vice President, Business Development from August 2001 until May 2003 when he became Vice President, Finance and Business Development and Acting Chief Financial Officer and Secretary.

Family Relationships

There are no family relationships between our directors and executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Philosophy

The Company’s general executive compensation philosophy is based on the premise that compensation should relate to both the Company’s and the executive officer’s performance, and should be set at levels that support the Company’s business strategies and long-term objectives while being closely aligned with the stockholders’ interests. Recruitment and retention of leadership to manage the Company requires a competitive compensation package. The Compensation Committee of the Board of Directors (the “Committee”) believes that the appropriate elements of the executive compensation package are base salary, an annual performance-based cash bonus and long-term equity incentive compensation.

The Committee periodically considers the appropriate combination of cash and stock equity-based compensation and weighs the competitiveness of the Company’s overall compensation arrangements in relation to comparable biopharmaceutical companies (a group that included Abgenix, Inc., Biogen Idec Inc., Celgene Corporation, Chiron Corporation, Corixa Corporation, Genzyme Corporation, Gilead Sciences Inc., Human Genome Sciences Inc., IVAX Corp, MedImmune Inc., Millennium Pharmaceuticals Inc., Onyx Pharmaceuticals Inc., OSI Pharmaceuticals, Inc., and Protein Design Labs, Inc.). Historically, the Committee has retained Frederic W. Cook & Co., Inc., a compensation consultant, to assist with, among other things, structuring the Company’s various compensation programs and determining appropriate levels of base salary, bonus and other compensatory awards payable to the Company’s executive officers and other key employees, as well as to guide the Company in the development of near-term and long-term individual performance objectives necessary to achieve long-term profitability. In establishing base salaries, performance-based cash bonuses and awards, and equity awards, the Committee considers the executive’s annual review, periodic compensation surveys, including those provided by third parties covering the biopharmaceutical industry, awards given to the executive in past years, progress toward or attainment of the Company’s corporate goals and objectives including performance, stockholder return and such other factors as the Committee deems appropriate and in the best interests of the Company and its stockholders. The Committee may accord different weight at different times to different factors for each executive.

Section 162(m) of the Code imposes a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to its Chief Executive Officer and four most highly compensated other executive officers. Certain performance-based compensation approved by stockholders is not subject to the deduction limit. In fiscal year 2004, the Company’s stockholders approved an annual incentive plan for executive officers of the Company that satisfies the requirement of Code Section 162(m). It is the general policy of the Company to have its executive compensation plan qualify to be treated as deductible compensation whenever, in the judgment of the Committee, it would be consistent with the objectives of the annual incentive plan and the best interests of the Company and its stockholders. At other times, the Company reserves the right to provide compensation to its employees that is not fully deductible.

Base Salary.   The Committee reviews the history of, and recommendations for, the compensation of the Company’s executive officers, including cash and equity-based components. The Committee believes that the base salaries are appropriate as base compensation to compensate the Company’s executive officers for the functions they perform and other considerations. Base salaries are reviewed annually by the Committee and may be adjusted in accordance with factors such as individual performance, the functions performed by the executive officer, and changes in the compensation peer group in which the Company competes for executive talent. The weight given such factors by the Committee may vary from executive to executive.

Annual Bonus Compensation.   The Committee’s policy of awarding annual cash bonuses is designed to specifically relate executive pay to Company and individual performance. As a pay-for-performance program, cash bonuses provide financial rewards for the achievement of substantive individual and Company objectives. In 2006, the Committee approved revenues, earnings, achievement of specific product-related targets (based on position) and a discretionary factor as performance criteria for that year. The Committee assigned relative weights (solely for the purpose of evaluation and not as a payout formula) to Mr. Fischer’s performance criteria and asked Mr. Fischer to assign relative weights to the performance criteria of the other executive officers. The Committee further determined that the maximum bonuses for the Interim Chief Executive Officer and the next four highly paid executives would be allocated from a pool not to exceed 2% of the Company’s operating income, with the maximum bonus equal to 40%, 25%, 15%, 10% and 10% of that bonus pool, respectively. The Committee determined the actual bonuses paid based on satisfaction of the performance criteria and other discretionary factors given the departures of Mr. Fischer, Dr. Frost and Mr. Howerton prior to the end of 2006 and the assumption of their duties by other executive officers. Mr. Fischer, Dr. Frost and Mr. Howerton did not receive bonuses with respect to their 2006 compensation.

Equity Compensation Plans.   The Company grants stock options to help retain employees and to align employees’ interests with stockholders’ interests. Stock options have value to an employee only if the Company’s stock price increases above the employee’s option exercise price and the employee remains employed by the Company for the period required to exercise the stock options. Stock options thus provide an incentive to improve the Company’s performance and an incentive to remain employed by the Company. Stock options directly link a portion of an employee’s compensation to stockholders’ interests by providing an incentive to maximize stockholder value. The Company’s stock option programs are broad-based, and the substantial majority of its full-time employees received stock option grants in 2006. On December 16, 2005, the Committee fully vested all outstanding options with exercise prices at or below the then-current fair market value of the common stock. This was done, after extensive discussion, in response to the adoption of Financial Accounting Standards Board Statement No. 123R (“SFAS 123R”), to minimize the financial impact of such statement. Non-employee directors and certain officers of the Company at the level of Vice President and above were required to execute lock-up agreements (the “Lock-Up Agreements”) in connection with the accelerated vesting, limiting the transferability of underlying shares issued upon any exercise of the accelerated stock options (other than sales by such persons to fund the exercise price or to satisfy minimum statutory withholding on such exercise in accordance with applicable procedures) until the date that the option would have become vested and exercisable with respect to those shares before such acceleration or such person’s earlier termination of service.

The Company has a 2002 Stock Option Plan, as amended (the “02 Plan”), that was used in 2006 to make annual grants to executives as a part of the Company’s executive performance review process. Annual stock option grants for executives are a key element of market-competitive total compensation. In 2006, management recommended stock option grants for the executive officers, and the Committee reviewed and approved the grants. Individual grant amounts were based on factors such as the size of prior grants, relative job responsibilities, contributions made during the past year, and publicly available data on senior management compensation at peer companies. In 2005, the Committee adopted the 2005 Inducement Stock Option Plan to be used for inducement grants to newly hired executives who were not previously employees or directors of the Company, and grants were made to several new executives under that plan through September 20, 2006, when the Inducement Plan was cancelled.

On September 20, 2006, the shareholders approved and the Company adopted the 2006 Stock Incentive Plan (the “06 Plan”). Under the 06 Plan, the Company has the ability to grant (i) stock options; (ii) stock appreciation rights; (iii) restricted stock awards; (iv) restricted stock unit awards; (v) performance awards; and (vi) other stock-based awards. Effective with the adoption of the 06 Plan, the Company will not award new grants from the 02 Plan. The aggregate number of shares of common stock that may be granted or used for reference purposes under the 06 Plan shall not exceed 5,500,000 shares plus common stock available for grant under prior plans. Any shares of common stock that are subject to awards other than stock options or stock appreciation rights will be counted against this limit as two shares for every share granted. As of December 31, 2006, the number of remaining shares authorized and available for grant under the plans discussed above was approximately 7,136,434. Any common stock referenced in a stock-based award which is cancelled, forfeited or expires, whether such award was granted under the 06 Plan or prior plans, shall again become available for grant under the 06 Plan.

In general, equity awards that executive officers receive when they begin employment or are promoted at the Company are exercisable 25% each year, vesting on each of the first four anniversaries of the date of grant. Beginning in 2005, subsequent performance-based grants generally are exercisable 33-1/3% each year, vesting on each of the first three anniversaries of the date of grant. Performance awards are typically granted in the first quarter of the year at a price that is equal to the closing market price of the Company’s common stock on the date of grant. From time to time, the Company grants equity awards to executive officers that have variable vesting schedules.

In February 2007, the Company awarded Restricted Stock Units (“RSUs”) under the 06 Plan. In light of the recent volatility of the market price of the Company’s common stock and the Company’s desire to provide an attractive mechanism to retain employees, the use of RSUs will ensure that employees receive value at the conclusion of the vesting period for these awards, which cannot be assured with awards involving stock options.

Retention Plan.   Following discussions with its compensation consultant, in January 2006 the Committee approved and the Company adopted a 2006-2008 Retention Plan (the “Retention Plan”), effective as of January 1, 2006, for performance periods ending December 31, 2007 and December 31, 2008 (each, a “Performance Period”). At the same time, the Committee approved the share performance criteria that will be used to determine cash bonus awards under the Retention Plan, and the terms of the individual awards to eligible employees under the Retention Plan for each of the two Performance Periods. In general, the target dollar amounts for eligible employees are the same for the two Performance Periods.

The purpose of the Retention Plan was to create long-term incentive awards, at adequate levels, for executives and other employees in light of inadequate shares being available for grant under the 02 Plan. As the Committee would prefer to make equity grants in lieu of awards under the Retention Plan, the Committee is not likely to make additional grants under the Retention Plan in light of the adoption of the 06 Plan.

Change-in-Control Plan.   The Board adopted a Change-in-Control Plan effective September 1, 2004, as amended February 16, 2006. The purpose of the plan is to maintain the focus of certain key employees of the Company on the business, mitigate the distractions that could be caused if the Company were to become the target of an acquisition strategy, and provide certain benefits to the covered employees if a change-in-control of the Company (as such term is defined in the plan, a “Change-in-Control”) occurs and/or the employee’s employment is terminated in connection with such Change-in-Control. Participants in the Change-in-Control Plan are determined by the Committee. Currently, Dr. Rowinsky, Messrs. Crowley and Bailey, and Ms. Stancic participate in the Change-in-Control Plan, all of whom are tier 2 participants.

In the event of a Change-in-Control, all equity-based compensation awards held by the plan participants will vest in full (unless the Compensation Committee determines that the participants’ awards will be substituted for equity awards in the surviving entity of equivalent economic value) and any deferred compensation of participants will become non-forfeitable. In addition, if a participant in the Change-in-Control Plan is terminated in connection with a Change-in-Control by the Company without cause or by the participant for good reason (as such terms are defined in the plan), the Company will pay to the participant a cash payment equal to the participant’s earned but unpaid base salary and bonus, unreimbursed expenses, any other accrued obligations, a pro rata bonus based on target bonus for the year of termination, and a multiple of base salary and bonus (with the multiplier ranging from 0.5 to three based on the tier assigned to the participant under the plan, with tier 2 participants receiving a multiplier of 2 and tier 3 participants receiving a multiplier of 1).

In connection with a termination described in the preceding sentence, if the participant signs a waiver and release of claims against the Company and its affiliates, each participant will vest in full in all long-term incentive arrangements he or she has with the Company and be entitled to continued health coverage for six to 18 months (based on the participant’s plan tier) and outplacement services for six months. These benefits are reduced by any other severance amounts for which the participants are eligible under any other arrangement of the Company or its subsidiaries. As a condition to receipt of these benefits, each participant agrees to be bound by non-competition, non-solicitation, confidentiality, return of Company property, and cooperation covenants contained in the plan. The plan permits alternative treatment of excise taxes imposed on participants pursuant to Section 4999 of the Code. Dr. Rowinsky and Messrs. Crowley and Bailey, and Ms. Stancic are eligible to receive a full gross-up payment by the Company, subject to the Plan’s limitations.

Severance Plans.   To enhance the predictability of treatment for executives at the level of Vice President and above whose employment with the Company is terminated by the Company without cause, the Compensation Committee approved and adopted a Senior Executive Severance Plan, effective in 2004, and continues to believe that it generally provides adequate protection for its participants. However, following discussions with its compensation consultant, the Committee believed that additional protection on termination was desired for certain Vice Presidents and that termination protection was needed for select other employees. Accordingly, in February 2006, the Committee adopted a Transition Severance Plan (the “Transition Plan”) for certain employees of the Company. Under this plan, each covered employee is eligible to receive a severance payment from the Company (varying between six and twelve months of the employee’s base salary) upon any involuntary termination of his or her employment by the Company without cause and, following any change-in-control of the Company, upon his or her voluntary termination of employment for good reason. The Transition Plan’s duration is 18 months.

Perquisites and Other.   In 2004, the Compensation Committee eliminated personal-benefit perquisites such as golf club memberships and car allowances for executive officers, providing only fringe benefits that are widely available to management employees, such as use of a mobile phone when out of the office. There are no outstanding loans of any kind to any executive officer, and federal law prohibits any new company loans to executive officers. The Company expects its executive officers to be role models under, and to comply with, its Code of Business Conduct and Ethics, which is applicable to all employees. In addition, the Company has adopted an additional code of ethics for its Chief Executive and Senior Financial Officers, a copy of which is posted on the Company’s website www.imclone.com.

Chief Executive Officer Compensation

The Committee will follow the same philosophy of compensation for the Chief Executive Officer as it does for its other executives. The Committee tries to ensure that the Chief Executive Officer’s compensation is commensurate with that of chief executive officers of comparable corporations.

Upon the departure of then Chief Executive Officer, Mr. Daniel S. Lynch, on November 10, 2005, Philip Frost, M.D., Ph.D., then Executive Vice President, Chief Scientific Officer of the Company, assumed the additional position of Interim Chief Executive Officer. Dr. Frost served in those dual positions until January 23, 2006, when Joseph L. Fischer was appointed to the position of Interim Chief Executive Officer. Dr. Frost remained with the Company in his then previous position as Executive Vice President and Chief Scientific Officer, until his resignation on December 1, 2006. In addition to the compensation for his service as Executive Vice President and Chief Scientific Officer, Dr. Frost received $10,000 per month in base salary in his capacity as Interim Chief Executive Officer.

Until the date of his resignation on October 24, 2006, Mr. Fischer was paid base salary at the rate of $45,000 per month. Upon the termination of his employment, Mr. Fischer was entitled to and received a cash severance payment of $650,000. Mr. Fischer’s severance entitlement was subject to his execution and non-revocation of a release of claims against the Company and its affiliates. Upon his appointment as Interim Chief Executive Officer of the Company, the Committee granted Mr. Fischer a non-qualified stock option under the Company’s 2002 Stock Option Plan to purchase 100,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of grant. This grant was cancelled upon Mr. Fischer’s termination of employment with the Company.

While the Company does not currently have a Chief Executive Officer, effective October 24, 2006, a newly formed Executive Committee of the Board (the “Executive Committee”) was formed. The Executive Committee is chaired by Dr. Denner, and includes Professor Mulligan and Dr. Woler. The Executive Committee serves as the principal executive body for the Company until such time as a Chief Executive Officer is named.

Other Named Officer Compensation

Base Salary.   We rely on judgment in making compensation decisions and believe the salaries paid to our named executives are competitive with comparable positions within the peer group of biotechnology companies and are reflective of the individual’s performance, the scope of their responsibilities and the period of time that they have performed those duties.

Annual Bonus.   The actual bonus award to each of our named executive officers appears in the Summary Compensation Table on page 30. These amounts were determined based on the individuals and Company’s performance during 2006, were approved by the Committee and were paid in January 2007. Named executive officers who left the Company prior to December 31, 2006 did not participate in the annual bonus.

Equity Compensation Plans.   Awards to each of our named executives appear in the Grants of Plan-Based Awards Table on page 32. Stock option awards were granted during January 2006 in order to provide incentive and retention objectives as previously discussed and were based on the individual’s as well as Company’s performance.

Retention Plan.   Awards to each of our named executives appear in the Grants of Plan-Based Awards Table on page 32. As previously discussed awards under the Retention Plan were granted following discussions with the Company’s compensation consultant and prior to the Company’s announcement on January 24, 2006 that it had engaged an investment bank to conduct a review of strategic alternatives to maximize shareholder value, including a merger, sale or strategic alliance. The Company announced in August 2006 that it was no longer pursing such alternatives.

Compensation Committee Interlocks and Insider Participation

No member of the Company’s Compensation Committee was engaged in a related party transaction with, or was an officer or employee of, the Company or its subsidiaries during 2006. Mr. Fischer ceased serving on the Compensation Committee upon his appointment as Interim Chief Executive Officer in January 2006. There are no interlocking relationships involving the Company’s Compensation Committee and the board of directors or members of a compensation committee of any other company that would require disclosure under the executive compensation rules of the SEC.

Compensation Committee Report

The Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2007 proxy statement and in Amendment No. 1 on Form 10-K/A to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. This report is provided by the following independent directors, who comprise the Committee:

William R. Miller, Chairman
Alexander J. Denner
David Sidransky

The foregoing Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any prior or future Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Compensation of Named Executive Officers

The following tables and information outline the compensation, including salary, bonus, stock options and other compensation for the fiscal year ended December 31, 2006, for (i) each person who served as our principal executive officer, (ii) each person who acted as our principal financial officer, (iii) our three most highly compensated other executive officers who were serving as executive officers at the end of our 2006 fiscal year and (iv) one additional person who would have been among our three most highly compensated executive officers except for the termination of his service prior to the end of our 2006 fiscal year.

Summary Compensation Table for Fiscal 2006

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(9)		Total ($)
Alexander J. Denner, Ph.D	2006	$—	$—	$—	$—		$—
Board Executive Committee Chairman and acting Principal Executive Officer(3)
Joseph L. Fischer.	2006	$404,662	$—	—	$658,342	(5)	$1,063,004
Former Interim Chief Executive Officer(4)
Philip Frost, M.D. Ph.D.	2006	$362,097	$—	—	$338,582	(6)	$700,679
Former Executive Vice President, Chief Science Officer and Interim Chief Executive Officer
Michael J. Howerton	2006	$268,140	$—	—	$19,398	(7)	$287,538
Former Chief Financial Officer
Ana I. Stancic	2006	$266,448	$135,000	$87,867	$7,272		$496,587
Senior Vice President, Finance and Principal Financial Officer
Eric K. Rowinsky, M.D.	2006	$395,000	$160,000	$121,413	$93,041	(8)	$769,454
Chief Medical Officer and Senior Vice President of Clinical Research
Richard Crowley	2006	$294,691	$135,000	$161,111	$7,787		$598,589
Senior Vice President, Biopharmaceutical Operations
Daniel J. O’Connor	2006	$206,987	$135,000	$177,069	$6,901		$525,957
Senior Vice President, General Counsel

(1)          All bonus awards were paid in cash. Bonuses are recorded for the period in which they were earned.

(2)          Represents amounts recognized as compensation expense by the Company during 2006 in accordance with SFAS 123R.

(3)          Dr. Denner does not receive compensation as the acting principal executive officer; he is compensated as a member of the Board of Directors. See the Director Compensation Table on page 19 for information regarding compensation Dr. Denner received as a Director.

(4)          Prior to becoming Interim Chief Executive Officer on January 24, 2006, Mr. Fischer was a member of the Company’s Board of Directors. See the Director Compensation Table on page 19 for information regarding compensation Mr. Fischer received as a Director prior to becoming Interim Chief Executive Officer on January 23, 2006.

(5)          Includes $650,000 paid under a severance agreement.

(6)          Includes $27,788 for unused vacation time and $297,600 severance paid upon resignation. Dr. Frost ceased serving as Interim Chief Executive Officer of the Company effective January 23, 2006.

(7)          Includes $16,023 for unused vacation time paid upon resignation.

(8)          Includes $85,512 paid as moving expenses in 2006.

(9)          Amounts shown include payments by the Company for life insurance and matching contributions to the employee’s 401(k) account.

The following table provides information on stock options and incentive plan awards granted in 2006 to the Company’s Named Executive Officers.

Grants of Plan-Based Awards

					All Other
					Option
					Awards:	Exercise or
		Estimated Future Payouts			Number of	Base Price	Grant Date
		Under Non-Equity			Securities	of Option	Fair Value
		Incentive Plan Awards(1)			Underlying	Awards	of Option
Name	Grant Date	Target	Maximum		Options (#)	($/Sh)	Awards ($)(5)
Joseph L. Fischer	2/28/2006	$—	$—		100,000	$38.39	$1,662,550
Former Interim Chief
Executive Officer
Michael J. Howerton	1/18/2006				20,000	$34.14	$306,786
Former Chief Financial	1/1/2006	$75,000	$112,500	(2),(4)
Officer		$75,000	$112,500	(2),(4)
Ana I. Stancic	9/28/2006				30,000	$28.51	$382,569
Senior Vice President,	7/10/2006				10,000	$38.22	$162,876
Finance and Principal	1/18/2006				7,700	$34.14	$118,113
Financial Officer	1/1/2006	$60,375	$90,563	(2)
		$60,375	$90,563	(3)
Philip Frost, M.D. Ph.D	1/18/2006				25,000	$34.14	$383,483
Former Executive Vice	1/1/2006	$85,000	$127,500	(2),(4)
President, Chief Science		$85,000	$127,500	(3),(4)
Officer and Interim
Chief Executive Officer
Eric K. Rowinsky, M.D.	1/18/2006				25,000	$34.14	$383,483
Chief Medical Officer	1/1/2006	$75,000	$112,500	(2)
and Senior Vice		$75,000	$112,500	(3)
President of Clinical Research
Richard Crowley	2/16/2006				30,000	$37.08	$517,074
Senior Vice President,	1/18/2006				10,000	$34.14	$153,393
Biopharmaceutical	1/1/2006	$60,375	$90,563	(2)
Operations		$60,375	$90,563	(3)
Daniel J. O’Connor	8/28/2006				10,000	$30.40	$135,976
Senior Vice President,	1/18/2006				40,000	$34.14	$631,587
General Counsel	1/1/2006	$48,147	$72,221	(2)
		$48,147	$72,221	(3)

(1)          Represents amounts granted under the Retention Plan effective January 1, 2006.

(2)          Represents the performance period January 1, 2006 through December 31, 2007.

(3)          Represents the performance period January 1, 2006 through December 31, 2008.

(4)          Amounts were forfeited upon termination of employment in 2006.

(5)          Represents SFAS 123R fair value per share using Black-Scholes option pricing model multiplied by the number of stock options awarded during 2006. The assumptions used in the Black-Scholes model can be found in Note 11(d) of the Notes to the Consolidated Financial Statements as filed on Form 10-K for the year ended December 31, 2006.

The following table shows the number of shares underlying exercisable and unexercisable options held by the Company’s Named Executive Officers on December 31, 2006.

Outstanding Equity Awards at December 31, 2006

	Number of	Number of
	Securities	Securities
	Underlying	Underlying		Option	Option
	Options (#)	Options (#)		Exercise	Expiration
Name	Exercisable(1)	Unexercisable		Price	Date
Ana I. Stancic	—	30,000	(2)	$28.5100	9/27/2016
Senior Vice President,	—	10,000	(3)	$38.2200	7/9/2016
Finance and Principal	—	7,700	(4)	$34.1400	1/17/2016
Financial Officer	5,729	—		$44.2400	12/19/2014
	25,000	—		$40.9000	2/3/2014
Eric K. Rowinsky, M.D.	—	25,000	(4)	$34.1400	1/17/2016
Chief Medical Officer and	75,000	—		$42.5200	2/20/2015
Senior Vice President of
Clinical Research
Richard Crowley	—	30,000	(5)	$37.0800	2/15/2016
Senior Vice President,	—	10,000	(4)	$34.1400	1/17/2016
Biopharmaceutical	6,250	—		$44.2400	12/19/2004
Operations	6,250	—		$39.7900	12/21/2013
	3,500	—		$35.1600	7/20/2013
	3,150	—		$11.9100	12/19/2012
	6,000	—		$6.9400	8/5/2012
	24,000	—		$30.0800	1/16/2012
	10,000	—		$54.7000	6/4/2011
	15,000	—		$31.8125	12/20/2010
	59,785	—		$27.9375	1/31/2010
Daniel J. O’Connor	—	10,000	(6)	$30.0400	8/27/2016
Senior Vice President,	—	40,000	(7)	$34.1400	1/17/2016
General Counsel	5,000	—		$44.2400	12/19/2004
	5,000	—		$53.5000	8/10/2014
	3,750	—		$39.7900	12/21/2013
	100	—		$35.1600	7/20/2013
	3,750	—		$10.7500	1/20/2013

(1)          As discussed on page 25, in conjunction with the accelerated vesting of certain stock options on December 16, 2005, exercisable stock options that remain subject to Lock-Up Agreements at May 31, 2007 are as follows: Ms. Stancic, 9,115 shares, Dr. Rowinsky, 37,500 shares, Mr. Crowley, 4,688 shares, and Mr. O’Connor, 5,938 shares.

(2)          This award was granted on September 28, 2006, and vests 25% per year.

(3)          This award was granted on July 10, 2006, and vests 33 1/3% per year.

(4)          This award was granted on January 18, 2006, and vests 33 1/3% per year.

(5)          This award was granted on February 16, 2006, and vests 25% per year.

(6)          This award was granted on August 28, 2006, and vests 25% per year.

(7)          These awards were granted on January 18, 2006, and 34,000 vest 25% per year and 6,000 vest 33 1/3% per year.

The following table shows the number of shares and value realized upon the exercise of stock options by Named Executive Officers during 2006.

Option Exercises in Fiscal 2006

	Option Awards
	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)
Michael J. Howerton	31,250	$515,611
Former Chief Financial Officer
Richard Crowley	4,000	$121,716
Senior Vice President,
Biopharmaceutical Operations
Daniel J. O’Connor	3,750	$93,788
Senior Vice President,
General Counsel

Severance and Change-in-Control Agreements

Senior Executive Severance Plan

To enhance the predictability of treatment for executives at the level of Vice President, Senior Vice President and Executive Vice President whose employment with the Company is terminated by the Company without cause (as such term is defined in the plan), the Compensation Committee approved and adopted a Senior Executive Severance Plan effective as of October 20, 2004.

As a condition to receipt of benefits under the plan, a participating employee must sign an agreement and general release in a form acceptable to the plan administrator under which the participant agrees to certain confidentiality and non-solicitation provisions for a period of one year following his or her employment termination date, agrees to certain non-competition provisions for the duration of the employee’s receipt of severance pay, and releases and discharges the Company and its affiliates from any and all claims and liabilities relating to the employee’s employment with the Company or the termination of the employee’s employment. Receipt of benefits under the plan is also contingent upon the employee’s continued employment through the employment termination date designated by the Company. The severance amounts payable to an employee under the plan will be reduced, dollar-for-dollar, by the amount of any other termination payments paid or payable to the employee under any other plan, program or law (excluding any right to exercise stock options, any unemployment benefits payable in accordance with state law and payment for accrued but unused vacation).

The Senior Vice Presidents and Executive Vice Presidents who participate in the plan and sign the above-described agreement and release upon their termination without cause are entitled to receive an amount equal to one year’s base salary as severance and, if the employee would otherwise be eligible to elect employee-paid continued coverage under COBRA, Company-provided health insurance coverage for one year following a termination without “cause”, subject to cessation upon the employee’s becoming eligible for similar coverage offered by another employer. Senior Vice Presidents and Executive Vice Presidents would also be entitled continue their non-voluntary life insurance coverage provided by the Company with the premiums paid by the Company for 12 months after a termination without cause, subject to cessation when the employee becomes eligible for coverage under a life insurance plan or policy of another employer. Vice Presidents who meet the above criteria are entitled to the greater of six months’

base salary or two weeks’ base salary for each year of service with the Company, as well as six months of Company-paid health and life insurance coverage, subject to the conditions described above.

Transition Severance Plan

The Compensation Committee adopted the Transition Severance Plan (the “Transition Plan”), effective March 1, 2006, to provide additional protection on termination for certain Vice Presidents of the Company and termination protection for select other employees. Under this plan, each covered employee is eligible to receive a severance payment from the Company (varying between six and twelve months of the employee’s base salary) upon any involuntary termination of his or her employment by the Company without cause and, following any change in control of the Company, upon his or her voluntary termination of employment for good reason. The Transition Plan’s duration is 18 months.

As a condition to receipt of benefits under the Transition Plan, a participating employee must sign an agreement and general release in a form acceptable to the plan administrator under which the participant releases and discharges the Company and its affiliates from any and all claims and liabilities relating to the employee’s employment with the Company or the termination of the employee’s employment. Receipt of benefits under the plan is also contingent upon the employee’s continued employment through the employment termination date designated by the Company. The severance amounts payable to an employee under the plan will be reduced, dollar-for-dollar, by the amount of any other termination payments paid or payable to the employee under any other plan, program or law (excluding any right to exercise stock options or other long-term incentive awards, any unemployment benefits payable in accordance with state law and payment for accrued but unused vacation). With respect to participating employees in a position at the level of Vice President, the severance pay amounts under the Transition Plan are intended to be in lieu of, and not in addition to, any amounts otherwise payable under the Senior Executive Severance Plan, if applicable to such participant pursuant to the terms of that plan, and such participant may be eligible for the continued health benefits set forth in the Senior Executive Severance Plan, if applicable to such participant pursuant to the terms of that plan.

Change-in-Control Plan

The Board adopted a Change-in-Control Plan effective September 1, 2004, as amended February 16, 2006. The purpose of the plan is to maintain the focus of certain key employees of the Company on the business, mitigate the distractions that could be caused if the Company were to become the target of an acquisition strategy, and provide certain benefits to the covered employees if a change-in-control of the Company (as such term is defined in the plan, a “Change-in-Control”) occurs and/or the employee’s employment is terminated in connection with such change-in-control. Participants in the Change-in-Control Plan are determined by the Compensation Committee. Currently, Dr. Rowinsky and Messrs. Crowley and Bailey, and Ms. Stancic participate in the Change-in-Control Plan, all of whom are tier 2 participants.

In the event of a Change-in-Control, all equity-based compensation awards held by the plan participants will vest in full (unless the Compensation Committee determines that the participants’ awards will be substituted for equity awards in the surviving entity of equivalent economic value) and any deferred compensation of participants will become nonforfeitable. In addition, if a participant in the Change-in-Control Plan is terminated in connection with a change-in-control by the Company without cause or by the participant for good reason (as such terms are defined in the plan), the Company will pay to the participant a cash payment equal to the participant’s earned but unpaid base salary and bonus, unreimbursed expenses, any other accrued obligations, a pro rata bonus based on target bonus for the year of termination, and a multiple of base salary and bonus (with the multiplier ranging from 0.5 to three based on the tier assigned to the participant under the plan, with tier 2 participants receiving a multiplier of 2 and tier 3 participants receiving a multiplier of 1).

In connection with a termination described in the preceding sentence, if the participant signs a waiver and release of claims against the Company and its affiliates, each participant will vest in full in all long-term incentive arrangements he or she has with the Company and be entitled to continued health coverage for six to 18 months (based on the participant’s plan tier) and outplacement services for six months. These benefits are reduced by any other severance amounts for which the participants are eligible under any other arrangement of the Company or its subsidiaries. As a condition to receipt of these benefits, each participant agrees to be bound by noncompetition, nonsolicitation, confidentiality, return of Company property, and cooperation covenants contained in the plan. The Change-in-Control Plan also provides for (i) alternative treatment of excise taxes imposed on participants pursuant to Internal Revenue Code Section 280G, subject to certain limitations, including a full gross-up payment by the Company, a payment cutback to 2.99 times the Base Amount (as defined in the plan), no gross-up treatment, the better of a payout cutback or no gross-up treatment, or such other alternatives as the Compensation Committee shall determine, each as specified by the Compensation Committee at the time of designation of an executive as a participant in the plan (or thereafter, subject to the conditions of the plan) and (ii) specific provisions to comply with the payment delays required by Internal Revenue Code Section 409A in the event an executive is a “key employee” within the meaning of such Section. Dr. Rowinsky and Messrs. Crowley and Bailey, and Ms. Stancic are eligible to receive a full gross-up payment by the Company, subject to the plan’s limitations.

Potential Payments upon Termination or Change- in-Control

The following table sets forth amounts that would be paid to the Company’s Named Executives who were employed on December 31, 2006, in the event of (i) an involuntary termination of employment by the Company without cause and (ii) the continuation of employment by the employee upon the occurrence of a Change-in-Control and (iii) upon a termination of employment following a Change-in-Control either by the Company without cause or by the employee for good reason.

		Change-in-Control(1)
		Employment	Employment
Name	Termination(2)	Continues(3)	Terminates(4)
Ana I. Stancic	$300,000	$—	$870,000
Senior Vice President,
Finance and Principal Financial Officer
Eric K. Rowinsky, M.D	$395,000	$—	$1,110,000
Chief Medical Officer
and Senior Vice President of Clinical Research
Richard Crowley	$300,000	$—	$870,000
Senior Vice President,
Biopharmaceutical Operations
Daniel J. O’Connor	$220,000	$—	$220,000
Senior Vice President,
General Counsel(5)

(1)          The closing price of the Company’s stock of $26.76 on December 29, 2006 is used to calculate the value of stock options that would vest upon a Change-in-Control on that date. The 30-day average stock price leading up to an including December 31, 2006 of $28.45 was used to calculate the value of the Retention Plan grants.

(2)          Represents one year of base salary as of December 31, 2006.

(3)          Represents the value of the executive’s stock options and Retention Plan award assuming vesting on December 31, 2006. All unvested stock options held by the executives as of December 31, 2006 had no value as the exercise prices were all above the closing price of the Company’s stock on December 29, 2006. The Retention Plan has no value since the price of $28.45 was below the required price for payout of $32.99.

(4)          Represents the value of the executive’s equity based compensation in (3), plus two times the total of the executive’s base salary plus 2006 bonus, except for Mr. O’Connor who would receive one time his annual salary upon a Change-in-Control under the Transition Severance Plan.

(5)          Mr. O’Connor does not currently participate in the Change-in-Control Plan.

In connection with the resignation of Joseph L. Fischer as Interim Chief Executive Officer, the Company entered into a letter agreement dated October 24, 2006 (the “Letter Agreement”). Pursuant to the Letter Agreement, Mr. Fischer became entitled to and received (i) a separation payment of $600,000 ($500,000 of which represented guaranteed amounts for 2006) less applicable withholding, to be paid as soon practicable after the execution of the Letter Agreement and (ii) an additional separation payment of $50,000 less applicable withholding, to be paid as soon as practicable after the expiration of a seven day revocation period relating to a release executed by Mr. Fischer relative to the Company. The Letter Agreement also provided that Mr. Fischer’s outstanding stock options will remain exercisable to the extent set forth in the Company’s stock option plans and the relevant option agreements and/or notices as if his employment had been terminated without cause, provided, however, that the options granted to Mr. Fischer on February 28, 2006 to purchase 100,000 shares of common stock of the Company expired as of October 24, 2006. Under the Letter Agreement, Mr. Fischer also retained his rights to indemnification as an officer or director of the Company or a fiduciary of any Company benefit plan and to coverage under the Company’s directors’ and officers’ liability policies. The Letter Agreement superseded any other rights that Mr. Fischer had in respect of salary, bonus, severance or change in control benefits under his prior letter agreement with the Company dated March 21, 2006, as supplemented by the letter agreement dated August 21, 2006.

In connection with the resignation of Philip Frost as Executive Vice President and Chief Science Officer of the Company on December 1, 2006, Dr. Frost became entitled to a severance payment of $297,600. Dr. Frost also received a payment on account of accrued unused vacation time.

Upon the resignation of Michael J. Howerton as Chief Financial Officer of the Company on October 13, 2006, Mr. Howerton did not become entitled to any payments from the Company other than in respect of accrued unused vacation time.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2006, relating to equity compensation plans of the Company pursuant to which equity securities of the Company are authorized for issuance.

			Number of Securities
			Remaining Available for
	Number of Securities	Weighted-Average	Future Issuance Under
	to be Issued upon Exercise	Exercise Price of	Equity Compensation
	of Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights(a)	Warrants and Rights(b)	Reflected in Column(a))(c)
Equity Compensation Plans Approved by Stockholders	8,324,890	$40.00	7,136,434	(1)(3)
Equity Compensation Plans Not Approved by Stockholders(2)	2,184,404	$33.06	—
Total	10,509,294	$38.55	7,136,434

(1)          Consists of securities available for issuance under the Company’s 2006 Stock Incentive Plan only.

(2)          The Company’s 1998 Non-Qualified Stock Option Plan and 2005 Inducement Stock Option Plan are the only equity compensation plans that were adopted without shareholder approval. The material features of these plans are summarized below. The Company is no longer granting options under the 1998 Non-Qualified Stock Option Plan or the 2005 Stock Inducement Option Plan.

(3)          Under the 2006 Stock Incentive Plan, the Company has the ability to grant (i) stock options; (ii) stock appreciation rights; (iii) restricted stock awards; (iv) restricted stock unit awards; (v) performance awards; and (vi) other stock-based awards. Shares of common stock that are subject to awards under the Company’s 2006 Stock Incentive Plan other than stock options or stock appreciation rights will be counted against this limit as two shares for every share granted.

As of May 31, 2007, 9,620,841 shares of common stock were subject to issuance upon the exercise of outstanding options, with a weighted average exercise price of $39.25 and a weighted average term of 5.86 years. No restricted stock units of common stock were outstanding at December 31, 2006, and 253,431 restricted stock units were outstanding at May 31, 2007. As of May 31, 2007, 6,863,823 shares of common stock were available for issuance under the Company’s 2006 Stock Incentive Plan. As of May 31, 2007, the Company had 85,798,230 outstanding shares of common stock.

1998 Non-Qualified Stock Option Plan.   The Company’s 1998 Non-Qualified Stock Option Plan (the “1998 Plan”) was adopted on May 27, 1998 and has not been approved by stockholders. The Company is no longer granting options under the 1998 Plan.

The maximum number of shares available for issuance under the 1998 Plan was 10 million, subject to adjustments for corporate transactions. Under the 1998 Plan, non-qualified stock options to purchase the Company’s common stock had been granted to persons who at the time of grant were consultants, advisors or employees of the Company. Each option granted under the 1998 Plan has a term not exceeding 10 years. The number of underlying shares, the exercise price and other terms and conditions of the stock options granted under the 1998 Plan were determined by the Compensation Committee, but, except as otherwise provided by such committee, unvested options are forfeited immediately upon a termination of employment for any reason except death or disability, and vested options are exercisable for 30 days after such termination. In the case of a termination by reason of death or disability, vested options are generally exercisable for 12 months.

Options granted under the 1998 Plan are not transferable except in the case of death or, if permitted by the Compensation Committee, to certain members of the immediate family of the optionee. The Board of Directors may amend or terminate the plan at any time except for actions which are adverse to options previously granted. The 1998 Plan is administered by the Compensation Committee.

2005 Inducement Stock Option Plan.   The Company’s 2005 Inducement Stock Option Plan (the “Inducement Plan”) was adopted by the Compensation Committee on October 17, 2005 and has not been approved by stockholders. The Company is no longer granting options under the Inducement Plan. The Inducement Plan was adopted for the sole purpose of permitting the Company to make one-time grants of stock options to newly hired key employees who have not previously been employees or directors of the Company as an inducement to such persons entering into employment with the Company, in accordance with Nasdaq Marketplace Rule 4350(i)(1)(A)(iv). The Plan permits the Company to issue up to a total of 600,000 inducement options to eligible participants to purchase shares of common stock of the Company on terms and conditions set forth therein and in individual award agreements under the Plan, in each case on terms commensurate with options granted under the Company’s 2002 Stock Option Plan. The material terms of each such grant are promptly announced by the Company by press release pursuant to Nasdaq Marketplace Rule 4350(i)(1)(A)(iv).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Bristol-Myers Squibb Company

One of the Company’s directors, Mr. Andrew R. J. Bonfield, is also an officer of BMS, a Delaware corporation. The Company’s relationship with BMS is described below.

On September 19, 2001, the Company entered into an acquisition agreement (the “Acquisition Agreement”) with BMS and Bristol-Myers Squibb Biologics Company, a Delaware corporation which is a wholly-owned subsidiary of BMS (“BMS Biologics”), providing for the tender offer by BMS Biologics to purchase up to 14,392,003 shares of the Company’s common stock for $70.00 per share, net to the seller in cash. The tender offer by BMS Biologics, available to all stockholders, allowed for the Company’s then-current employees and directors who held exercisable options to purchase the Company’s shares of common stock having exercise prices less than $70.00 per share to conditionally exercise any or all of those options and tender the underlying shares in the tender offer. In connection with the Acquisition Agreement, the Company entered into the Stockholder Agreement, pursuant to which the Company agreed with BMS and BMS Biologics to various arrangements regarding the respective rights and obligations of each party with respect to, among other things, the ownership of shares of the Company’s common stock by BMS and BMS Biologics. The Stockholder Agreement also sets forth BMS’ (i) limitation on additional purchases of shares, (ii) option to purchase shares in the event of dilution and (iii) restrictions as to transfer of shares. Concurrently with the execution of the Acquisition Agreement and the Stockholder Agreement, the Company entered into a development, promotion, distribution and supply agreement (the “Commercial Agreement”) with BMS and E.R. Squibb & Sons, L.L.C. (“E.R. Squibb”), a Delaware limited liability company which is a wholly-owned subsidiary of BMS, relating to ERBITUX®, the Company’s lead therapeutic product, pursuant to which, among other things, the parties are co-developing and co-promoting ERBITUX in the United States and Canada, and co-developing and co-promoting ERBITUX in Japan (either together or co-exclusively with Merck KGaA).

On March 5, 2002, the Company amended the Commercial Agreement with E.R. Squibb and BMS. The amendment changed certain economics of the Commercial Agreement and expanded the clinical and strategic role of BMS in the ERBITUX development program. One of the principal economic changes to the Commercial Agreement resulted in the Company’s receipt of $140.0 million on March 7, 2002, and an additional payment of $60.0 million on March 5, 2003, in lieu of the $300.0 million payment the Company would have received on acceptance by the United States Food and Drug Administration (“FDA”) of the ERBITUX biologics license application under the original terms of the Commercial Agreement. In addition, the Company agreed to resume construction of the Company’s multiple product facility, BB50, as soon as reasonably practicable after the execution of the amendment.

On October 29, 2001, pursuant to the Acquisition Agreement, BMS Biologics accepted for payment, pursuant to the tender offer, 14,392,003 shares of the Company’s common stock on a pro rata basis from all tendering stockholders and those conditionally exercising stock options.

The Stockholder Agreement gave BMS the right to nominate two directors so long as its ownership interest in the Company is 12.5% or greater. Initially, BMS designated Dr. Peter S. Ringrose, BMS’ former Chief Scientific Officer and President, Pharmaceutical Research Institute, and Dr. Andrew G. Bodnar, BMS’ Senior Vice President, Strategy, as the BMS directors. In 2002, Dr. Ringrose retired from his position at BMS and also resigned as a director of the Company. On April 25, 2007, BMS designated Andrew R. J. Bonfield as the second BMS director. On May 7, 2007, Dr. Bodnar resigned as a director of the Company.

In exchange for the rights granted to BMS under the amended Commercial Agreement, the Company has received up-front and milestone payments totaling $900.0 million in the aggregate, of which $200.0 million was received on September 19, 2001, $140.0 million was received on March 7, 2002,

$60.0 million was received on March 5, 2003, $250.0 million was received on March 12, 2004 and $250.0 million was received on March 31, 2006. No such further payments are contemplated by the Commercial Agreement. All such payments are non-refundable and non-creditable. Except for the Company’s expenses incurred pursuant to a co-promotion option that the Company has exercised, E.R. Squibb is responsible for 100% of the distribution, sales and marketing costs for ERBITUX in the United States and Canada, and the Company and E.R. Squibb will each be responsible for 50% of the distribution, sales, marketing costs and other related costs and expenses in Japan. The Commercial Agreement provides that E.R. Squibb shall pay the Company distribution fees based on a percentage of annual sales of ERBITUX by E.R. Squibb in the United States and Canada. The distribution fee is 39% of net sales in the United States and Canada. The Commercial Agreement also provides that the distribution fees for the sale of ERBITUX in Japan by E.R. Squibb or the Company shall be equal to 50% of operating profit or loss with respect to such sales for any calendar month. In the event of an operating profit, E.R. Squibb shall pay the Company the amount of such distribution fee, and in the event of an operating loss, the Company shall credit E.R. Squibb the amount of such distribution fee. The Commercial Agreement provides that the Company shall be responsible for the manufacture and supply of all requirements of ERBITUX in bulk form for clinical and commercial use in the United States, Canada and Japan and that E.R. Squibb shall purchase all of its requirements of ERBITUX in bulk form for commercial use from the Company. The Company shall supply ERBITUX in bulk form for clinical use at the Company’s fully burdened manufacturing cost plus a mark-up of 10%. In addition to the up-front and milestone payments, distribution fees for the United States, Canada and Japan and the 10% mark-up on the commercial supply of ERBITUX, E.R. Squibb is also responsible for 100% of the cost of all clinical studies, other than those studies undertaken post-launch which are not pursuant to an investigational new drug application (e.g. phase IV studies), the cost of which shall be shared equally between E.R. Squibb and the Company, or as otherwise agreed. As between E.R. Squibb and the Company, each will be responsible for 50% of the cost of all clinical studies in Japan. The Company has also agreed, and may agree in the future, to share with E.R. Squibb, on terms other than the foregoing, costs of clinical trials that the Company believes are not potentially registrational but should be undertaken prior to launch in the United States, Canada or Japan.

Policies and Procedures for Approval of Related Person Transactions

The Board of Directors has adopted a policy for the review and approval of transactions involving the Company and “related persons” (directors and executive officers, their immediate family members and beneficial owners of 5% or more of the Company’s common stock). This policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a “related person” has a “direct or indirect material interest” within the meaning of the applicable SEC rules. Under the policy, Company management will determine whether a transaction is covered by the policy and hence should be referred to the Nominating and Corporate Governance Committee for approval, ratification, revision, termination or other action. Based on its consideration of all the relevant facts and circumstances, the Committee will decide whether or not to approve such transaction and will approve only those transactions that are in the best interests of the Company. If a transaction is ongoing, the Nominating and Corporate Governance Committee may establish guidelines for management to follow in its dealings with the related party and shall periodically monitor the transaction to ensure that it continues to be in the best interest of the Company. No director shall participate in any discussion or approval of a transaction of such director is the related person.

We did not follow the related person transaction policy described above in connection with the transactions with BMS and its affiliates described above as those transactions were entered into prior to the adoption of the policy.

Independence of the Board of Directors

Under the Amended and Restated Corporate Governance Guidelines adopted by the Board of Directors, a majority of the Board shall consist of directors who are neither officers or employees of the Company or its subsidiaries, nor have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who, at such times as the rules of the Nasdaq Stock Market LLC (“Nasdaq”) require, are otherwise “independent” under such rules. A copy of the Amended and Restated Corporate Governance Guidelines is posted on the Company’s website at www.imclone.com. Our Board of Directors consults with outside counsel to ensure that the Board of Directors’ determinations are consistent with all relevant laws and regulations regarding the definition of “independent,” including those set forth under the applicable Nasdaq listing standards and Section 10A of the Exchange Act. The Board of Directors has also reviewed the directors’ responses to a questionnaire asking about their transactions, relationships and arrangements with the Company (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth herein, these questionnaires did not disclose any transactions, relationships, or arrangements that question the independence of our directors.

After reviewing this information, our Board of Directors affirmatively has determined that all of our directors are independent directors within the meaning of Nasdaq Marketplace Rule 4200, other than Dr. Bodnar prior to his resignation and Mr. Bonfield. The Board of Directors concluded that Dr. Bodnar was not, and Mr. Bonfield is not, “independent” as they are officers of BMS and were designated as directors pursuant to the Stockholder Agreement with BMS. In addition, the Board of Directors has determined that Joseph L. Fischer was not “independent” during the period in which he served as our Interim Chief Executive Officer. Mr. Fischer was our Interim Chief Executive Officer from January 24, 2006 until his resignation on October 24, 2006. Mr. Fischer also resigned from the Board of Directors on October 24, 2006.

In addition to the requirements for independence contained in Nasdaq Marketplace Rule 4200, Nasdaq Marketplace Rule 4350(d) provides that members of the Audit Committee must meet the criteria for independence set forth in Section 10A(m) of the Exchange Act and the rules promulgated by the Commission thereunder which provide that members of the Audit Committee may not be “affiliated persons” of the Company. Accordingly, the Board of Directors has determined that, in addition to Dr. Bodnar, Mr. Bonfield and Mr. Fischer during his time as Interim Chief Executive Officer, Carl C. Icahn and Alexander J. Denner do not satisfy the standards of independence necessary for appointment to the Audit Committee as Mr. Icahn may be deemed an affiliate of the Company through his beneficial ownership of approximately 13.47% of our common stock and Dr. Denner is a managing director of several investment funds affiliated with Mr. Icahn.

The Board of Directors has determined that all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee satisfy the standards of independence applicable to members of such committees established under applicable law and the Nasdaq listing rules.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC reports of ownership of the Company’s securities and changes in reported ownership. Executive officers, directors and greater than ten percent stockholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of such forms furnished to the Company, or written representations from the reporting persons that no Form 5 was required, the Company believes that, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were met, other than one Form 4 filing by each of Eric Rowinsky, Alexander Denner and Peter Liebert not being timely filed, by one day, one day and seven days, respectively, owing to administrative errors.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers, employees and consultants, a copy of which is posted on the Company’s website at www.imclone.com. The Company intends to disclose any substantive amendment or waivers to such code.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006, and has been appointed by the Audit Committee to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

In the event that a ratification of this appointment is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of independent registered public accounting firm will be reconsidered by the Audit Committee. Unless marked to the contrary, proxies received will be voted for ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Representatives of KPMG LLP are expected to be present at the annual meeting. The representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

Your ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 does not preclude the Audit Committee from terminating its engagement of KPMG LLP and retaining a new independent auditor, if it determines that such an action would be in the best interests of the Company.

The Company was billed for professional services rendered by KPMG LLP, the details of which are disclosed below.

Audit Fees

KPMG LLP served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2005 and 2006. The aggregate fees billed by KPMG LLP for the fiscal years 2005 and 2006 for professional services rendered by KPMG LLP in connection with (a) the audits of the Company’s annual financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting, (b) the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2005 and 2006 and (c) services provided in connection with statutory and regulatory filings or engagements, were $1,619,500 and $1,667,600, respectively.

Audit-Related Fees

In fiscal years 2005 and 2006, KPMG LLP billed $25,500 and $26,500, respectively, in audit-related fees relating to the audit of the financial statements of an employee benefit plan.

Tax Fees

KPMG LLP did not bill any fees for professional services in connection with tax services for fiscal years 2005 and 2006.

All Other Fees

KPMG LLP did not bill any fees for fiscal years 2005 and 2006 for other services rendered.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm (subject, if applicable, to stockholder ratification). The Audit Committee is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm is engaged by, and reports directly to, the Audit Committee.

The Audit Committee has adopted a formal policy whereby it pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm. In the event pre-approval for such auditing services and permitted non-audit services cannot be obtained as a result of inherent time constraints in the matter for which such services are required, the Chairman of the Audit Committee has been granted the authority to pre-approve such services, and will report for ratification such pre-approval to the Audit Committee at its next scheduled meeting. The Audit Committee has complied with the procedures set forth above, and has otherwise complied with the provisions of its charter.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP TO ACT AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007 (PROPOSAL NO. 2 ON YOUR PROXY CARD).

STOCKHOLDER PROPOSALS

A stockholder proposal intended to be presented at the Company’s Annual Meeting of Stockholders to be held in 2008 must be received by the Company on or before December 28, 2007 in order to be included in the Company’s proxy statement and form of proxy relating to that meeting. In addition, the Company’s by-laws provide that any stockholder wishing to present a proposal or to nominate a candidate for director at an Annual Meeting must give notice to the Secretary of the Company not less than 60 nor more than 90 days prior to the date of the meeting. If, however, the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice shall be given not more than ten days after such date is first announced or disclosed. You may obtain a copy of the Company’s by-laws by writing to the Secretary of the Company at the address shown on the cover of this proxy statement.

OTHER MATTERS

The Board of Directors does not know of any matters, other than those referred to in this proxy statement, to be presented at the meeting for action by the stockholders. However, if any other matters are properly brought before the meeting or any postponements or adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the recommendations of the Board of Directors or, if no recommendation is given, in the discretion of the person acting under the proxies.

By Order of the Board of Directors

Secretary Daniel J. O’Connor

New York, New York
July 18, 2007

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE, WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY CARD OR FOLLOW THE PROCEDURES OUTLINED ON THE PROXY CARD TO VOTE BY TELEPHONE OR VIA THE INTERNET.

IMCLONE SYSTEMS INCORPORATED

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operations of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares should be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. You may also vote your shares by telephone or via the Internet. If you choose to vote by telephone or via the Internet, you do not need to return the attached card.

Your vote must be received prior to the Annual Meeting of Stockholders on Thursday, August 2, 2007.

Thank you in advance for your prompt consideration of these matters.

Sincerely,
IMCLONE SYSTEMS INCORPORATED

002CS-14931

IMCLONE SYSTEMS INCORPORATED

Annual Meeting Proxy Card

A Election of Directors PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1.		The Board of Directors recommends a vote “FOR” the listed nominees.
	For	Withhold			For	Withhold		For	Withhold

01 - Andrew R. J. Bonfield	☐	☐	05 - Carl C. Icahn		☐	☐	09 - Charles Woler	☐	☐

02 - Alexander J. Denner	☐	☐	06 - Peter S. Liebert		☐	☐	10 -	☐	☐

03 - Thomas F. Deuel	☐	☐	07 - Richard C. Mulligan		☐	☐	11 -	☐	☐

04 - Jules Haimovitz	☐	☐	08 - David Sidransky		☐	☐	12 -	☐	☐

B Issues

The Board of Directors recommends a vote “FOR” proposals 2 and 3.

		For	Against	Abstain	Mark box at right if you plan to attend the meeting.				☐
2.	Ratification of the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐
					Mark this box with an X if you have made comments below.				☐

3.	Any other business as may come before the meeting or any postponements or adjournments thereof.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the related Proxy Statement dated July     , 2007.

NOTE: Please sign exactly as name(s) appear(s) on the books of the Company. Joint owners should each sign personally. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partner, sign the partnership name.

Please be sure to sign and date this Proxy.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
		/	/

Proxy - IMCLONE SYSTEMS INCORPORATED

Proxy for the Meeting of Stockholders, Thursday, August 2, 2007

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Ana I. Stancic, Daniel J. O’Connor and Michael P. Bailey, or any of them, lawful proxies of the undersigned, each with full power of substitution for and in the name, place and stead of the undersigned, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of ImClone Systems Incorporated held of record by the undersigned on July 6, 2007 at the Annual Meeting of Stockholders to be held at 2:00 p.m. (local time) on Thursday, August 2, 2007 at The Helmsley Park Lane Hotel, 36 Central Park South, New York, New York 10019 or any postponements or adjournments thereof.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE TO COMPUTERSHARE, THE COMPANY’S TRANSFER AGENT, TO BE RECEIVED NO LATER THAN 11:59 P.M., EASTERN TIME, ON AUGUST 1, 2007.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF ANY OTHER MATTERS SHOULD PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS. ANY PRIOR PROXIES ARE HEREBY REVOKED.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card and return your proxy vote in the enclosed postage paid envelope. You may also vote your shares by telephone or via the Internet. If you choose to vote by telephone or via the Internet, do not return your proxy card by mail.

Your vote must be received prior to the Annual Meeting of Stockholders at 2:00 p.m. (local time) on August 2, 2007 at The Helmsley Park Lane Hotel, 36 Central Park South, New York, New York 10019.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

ImClone Systems Incorporated

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE
• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on August 1, 2007.

THANK YOU FOR VOTING